UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Masonite International Corporation (Exact name of registrant as specified in its charter)

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NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2021

March 26, 2021

March 26, 2021
Dear Fellow Shareholder:
You are cordially invited to join Masonite International Corporation’s Board of Directors and senior leadership at the 2021 annual general meeting of shareholders, which will be held at 9:00 a.m. local time on Thursday, May 13, 2021. This year's meeting will be a "hybrid" meeting, meaning it will be held in person in Tampa, Florida, with concurrent participation by remote means for shareholders who are not physically present, as described in the accompanying materials.
The attached notice of the 2021 annual general meeting of shareholders and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 through 4 listed in the attached notice.
You may submit your proxy either by returning the enclosed proxy card or voting instruction form, to the extent you received hard copies of the proxy materials, or by submitting your proxy over the telephone or the Internet. If you submit your proxy before the meeting but later decide to attend the meeting, you may still vote at the meeting if you follow the proper procedures described in the accompanying materials.
Thank you for your continued support.
Robert J. Byrne
Chairman of the Board

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that an annual general meeting (the "Meeting") of the holders of common shares (the "Shareholders") of Masonite International Corporation, successor entity to Masonite Inc. and formerly known as Masonite Worldwide Holdings, Inc. (the "Company" or "Masonite") will be held at 9:00 a.m. local time on Thursday, May 13, 2021. The Meeting will be held in person at 1205 East 5th Avenue, Tampa, Florida 33605 and online at https://web.lumiagm.com/213788577 for the following purposes: :
1.     TO ELECT Howard C. Heckes, Jody L. Bilney, Robert J. Byrne, John H. Chuang, Peter R. Dachowski, Jonathan F. Foster, Daphne E. Jones, William S. Oesterle, Francis M. Scricco, and Jay I. Steinfeld to the Board of Directors (the "Board");
2.     TO VOTE, on an advisory basis, on the compensation of our named executive officers as set forth in the Proxy Statement (as defined below);
3.    TO APPOINT Ernst & Young LLP, an independent registered public accounting firm, as the auditors of the Company through to the next annual general meeting of the Shareholders and authorize the Board of the Company to fix the remuneration of the auditors;
4.    TO APPROVE the Masonite International Corporation 2021 Omnibus Incentive Plan, as more particularly described in the Proxy Statement; and
5.     TO RECEIVE the financial statements of the Company for the period ended January 3, 2021, together with the report of the auditors thereon; and
6.     TO TRANSACT such further or other business as may properly come before the Meeting or any postponement or adjournment thereof.
The Board recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 through 4. The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.
DATED at Tampa, Florida this 26th day of March, 2021.
BY ORDER OF THE BOARD OF DIRECTORS
Robert E. Lewis
Senior Vice President,
General Counsel and Corporate Secretary
Masonite International Corporation

PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING A PROXY CARD OR VOTING INSTRUCTION FORM.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 13, 2021: This Proxy Statement and our Annual Report are available free of charge on
http://investor.masonite.com/Investors/financial-reports/Annual-Meeting-Proxy-Statement/default.aspx

MASONITE INTERNATIONAL CORPORATION
PROXY STATEMENT
Unless otherwise indicated, or the context otherwise requires, "Company" or "Masonite" refers to Masonite International Corporation and its direct and indirect subsidiaries. Unless otherwise indicated, all dollar amounts are expressed in US dollars and references to "$" are to US dollars.
This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by Masonite’s Board of Directors (the “Board”) on behalf of Masonite, for use at the annual general meeting (the "Meeting") of holders ("Shareholders") of common shares ("Common Shares") of the Company to be held on May 13, 2021 at 9:00 a.m. (Eastern Time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the "Notice of Meeting").
In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we sent a Notice of Internet Availability of Proxy Materials on or about March 26, 2021 to our Shareholders of record as of the close of business on March 15, 2021. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
RECORD DATE; PROXIES; VOTING
Who Can Vote; Votes Per Share
The Board has set March 15, 2021 as the record date for the Meeting. At the Meeting, each Shareholder of record of Common Shares at the close of business on the record date will be entitled to vote on all matters proposed to come before the Meeting. Each such Shareholder of record will be entitled to one vote per Common Share on each matter submitted to a vote of Shareholders, as long as those shares are represented at the Meeting, either in person or by proxy.
The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of special shares (the "Special Shares"). As of March 15, 2021, there were 24,540,316 Common Shares and no Special Shares outstanding.

How to Vote
You may vote by attending the Meeting online at https://web.lumiagm.com/213788577 or (if you physically attend the Meeting) in person. For Shareholders who attend the Meeting online and wish to vote their shares online during the Meeting, see below under "How to Attend the Meeting" for additional details.
In addition, in advance of the Meeting, registered Shareholders may submit their vote by proxy through the Internet by going to https://web.lumiagm.com/213788577 and entering your control number. Registered Shareholders may also vote by proxy by:
•using the telephone number listed on their proxy card; or
•signing, completing and returning the proxy card in the postage paid envelope provided.
When you cast your vote by proxy, you are legally authorizing another person to vote your shares. The persons specified on the enclosed proxy card are officers of the Company. A registered Shareholder who wishes to appoint any person other than those specified on the enclosed proxy card to represent him, her or it at the Meeting may do so by crossing out the persons named in the enclosed proxy card and inserting such other person’s name in the blank space provided in the proxy card or by completing another proper proxy. Such other person need not be a Shareholder. Please note that if you appoint as proxy any person other than those specified by the Company on your form of proxy and neither you nor your proxy attends the Meeting in person, then your shares will not be voted.
If your shares are not registered in your name but in the "street name" of a bank, broker or other holder of record (a "nominee"), then your name will not appear in Masonite’s register of Shareholders, and you are considered a "Beneficial Holder". Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares, provided, in most cases, that you provide your voting instructions to your nominee. If your shares are held in street name, please refer to the information from your bank, broker or other nominee on how to provide your voting instructions, which includes the applicable deadlines. Beneficial Holders may vote shares held in street name at the Meeting only if they obtain a legal proxy from the registered holder (bank, broker or other nominee) giving the Beneficial Holder the right to vote the shares and bring it to the Meeting.

To be valid, forms of proxy submitted by registered holders must be deposited at the offices of American Stock Transfer & Trust Company, LLC (the "Agent"), 6201 15th Avenue, Brooklyn, New York 11219, so as not to arrive later than 9:00 a.m. (Eastern Time) on May 12, 2021, or be provided, at the Meeting, to the chair of the Meeting (the "Chair of the Meeting"). If the Meeting is adjourned, forms of proxy must be deposited at the Agent 48 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the forms of proxy are to be used, or be provided, at the Meeting, to the Chair of the Meeting or any reconvened meeting.
The document appointing a proxy must be in writing and completed and signed by a Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a Shareholder must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similar appointment should so indicate and provide satisfactory evidence of such authority.
Even if you plan to attend the Meeting, we encourage you to vote in advance so that your vote will be counted if you later decide not to attend the Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Meeting if you later decide to attend, subject to compliance with the foregoing requirements.
Revoking Your Proxy
Your proxy is revocable. A registered Shareholder that has submitted a proxy may revoke the proxy: (i) by completing and signing a form of proxy bearing a later date and depositing it as described above; or (ii) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (A) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting at the Meeting or any adjournment thereof. A Beneficial Holder that has given instructions to his, her or its nominee with respect to the voting of Common Shares may instruct the nominee to thereafter revoke the relevant proxy in accordance with the instructions provided to the Beneficial Holder by his, her or its bank, broker or other nominee.

How to Attend the Meeting
All Shareholders as of record date, March 15, 2021, or their duly authorized proxy holders, are welcome to attend the Meeting. Due to public health and safety concerns during the COVID-19 pandemic, Shareholders will be able to attend the Meeting by using the following online meeting website link: https://web.lumiagm.com/213788577. Shareholders may also attend in person in Tampa, Florida. Due to the potential risks of aiding the spread of COVID-19 by gathering at the Meeting, restrictions on travel and on how the meeting itself is held and conducted, we believe that the safest way to ensure all Shareholders can exercise their rights at the Meeting is by participating online rather than in person. Shareholder registration both online and in person will begin at 8:45 a.m. local time, and you should allow ample time for registration procedures.
During the Meeting, Shareholders will be able to listen to the proceedings of the Meeting, ask questions, and vote their shares. To access the Meeting online, registered Shareholders will need to enter the control number appearing on their Notice of Internet Availability of Proxy Materials or proxy card. If your shares are held in street name, in order to participate in the online meeting and vote your shares online during the Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of Masonite shares you held as of the record date, and your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 12, 2021.
The online meeting website will provide technical assistance to Shareholders experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of the Meeting.
How Your Proxy Will be Voted; Discretionary Authority of Proxies
The persons named in the accompanying proxy will vote the Common Shares in respect of which they are appointed, on any ballot that may be called for, in accordance with the instructions of the Shareholder as indicated in the form of proxy. If a Shareholder signs and returns a proxy card, but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board, as follows:

•FOR the election of Howard C. Heckes, Jody L. Bilney, Robert J. Byrne, John H. Chuang, Peter R. Dachowski, Jonathan F. Foster, Daphne E. Jones, William S. Oesterle, Francis M. Scricco, and Jay I. Steinfeld to the Board to fill these positions as described under the heading "Election of Directors."
•FOR the approval, on an advisory basis, of the executive compensation paid by Masonite to its Named Executive Officers included in this Proxy Statement as described under the heading "Advisory Vote on Executive Compensation."
•FOR the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors of the Company and to authorize the Board to fix the auditor’s remuneration as described under the heading "Appointment of Independent Registered Accounting Firm."
•FOR the approval of the Masonite International Corporation 2021 Omnibus Incentive Plan as described under the heading "Approval of the Masonite International Corporation 2021 Omnibus Incentive Plan."
If any other matters are properly brought up at the Meeting (other than the proposals contained in the Notice of Meeting and Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Meeting other than the proposals contained in the Notice of Meeting and Proxy Statement. If a Shareholder votes via the Internet or by telephone, his, her or its electronic vote authorizes the named proxies in the same manner as if the Shareholder signed, dated and returned a proxy card by mail.
Quorum; Votes Necessary to Pass Resolutions
Pursuant to the Articles of the Company, a quorum for the transaction of business at the Meeting is at least 3 persons who are, or who represent by proxy, unrelated Shareholders, holding in the aggregate at least 15% of the Common Shares entitled to be voted at the Meeting. For purposes of determining a quorum, abstentions and broker "non-votes" present in person or by proxy are counted as represented. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Under current New York Stock Exchange ("NYSE") rules, your broker will not have discretion to vote your uninstructed shares with respect to Proposals

1, 2 and 4. Your broker will have discretion to vote your uninstructed shares on Proposal 3 (appointment of Ernst & Young LLP as the auditors of the Company and Board authorization to fix its remuneration).
The matters being considered and voted on at the Meeting are subject to differing standards for approval as follows:
•Proposal no. 1 is the election of directors. Each Shareholder may, in respect of each Common Share held, cast one vote with respect to each vacancy on the Board. There is no cumulative voting for the election of Directors. Each Shareholder should indicate its decision in respect of each nominee by voting "FOR" the nominee or "WITHHOLD" voting for the nominee. Those nominees receiving the most votes will be elected as Directors until all vacancies are filled. If the number of nominees for election is equal to the number of vacancies to be filled, then all such nominees will be declared elected by acclamation. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the Shareholder vote.
•Proposal no. 2 (advisory vote on executive compensation) is an ordinary resolution of the Shareholders, and will each be considered approved upon an affirmative vote of a majority (in excess of 50%) of the votes cast on the matter by Shareholders at the Meeting represented in person or by proxy. Notwithstanding the approval or non-approval of these resolutions, it is advisory in nature and is non-binding.
•Proposal no. 3 (appointment of Ernst & Young LLP as the auditors of the Company and Board authorization to fix its remuneration) is an appointment. Each Shareholder may cast a vote "FOR" or "WITHHOLD" voting for Ernst & Young LLP as auditor, and their appointment is dependent on no other independent registered public accounting firm being put forward at the Meeting and receiving more "FOR" votes than them.
•Proposal no. 4 (vote on the Masonite International Corporation 2021 Omnibus Incentive Plan) is an ordinary resolution of the Shareholders, and will be considered approved upon an affirmative vote of a majority (in excess of 50%) of the votes cast on the matter by Shareholders at the Meeting represented in person or by proxy.

Abstentions and broker "non-votes" will not be counted as votes cast and will not affect the voting results for any of the above-noted matters, except that under NYSE rules, approval of proposal no. 4 requires the affirmative vote of a majority of votes cast at the meeting or by proxy, and abstentions are considered "votes cast" under such rules and, therefore, will be counted as votes against this proposal.
Solicitation of Proxies; Tabulation of Votes
The Company will bear the cost of soliciting proxies on its behalf. Our directors, officers and employees may solicit proxies in person or by telephone, electronic transmission and facsimile transmission. We will not be specially compensating our directors, officers and employees for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Shares. American Stock Transfer & Trust Company, LLC will act as our Scrutineer at the Meeting and assist us in tabulating the votes.

ELECTION OF DIRECTORS (PROPOSAL 1)
General
At the Meeting, ten Directors are to be elected. Each of the nominees set forth below currently serves as a Director of Masonite. The nominees for Director receiving a plurality of the votes cast at the Meeting will be elected Directors. Notwithstanding the foregoing, our Corporate Governance Guidelines set forth our procedures if a director is elected to the Board in an uncontested election but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the Shareholder vote. The Corporate Governance, Sustainability, and Nominating Committee is required to consider all relevant factors and make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation within 90 days after the certification of the election results.
Each nominee elected as a Director will continue in office until the 2022 annual general meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If any nominee becomes unable to serve or withdraws his or her name as a nominee, proxies may be voted for the election of such other person as the Board may designate or the number of directors may be reduced accordingly.
The following table sets forth the names of, and certain information for, the individuals proposed to be nominated for election as Directors. All of the nominees are members of the current Board of the Company. Biographies for each nominee, which include a summary of each nominee’s present principal occupation and recent employment history, are set out below.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE DESCRIBED BELOW AS DIRECTOR.

Name and Province of Residence	Principal Occupation	Date Appointed as a Director
HOWARD C. HECKES Tampa, FL	President and Chief Executive Officer of Masonite	June 2019
JODY L. BILNEY(3)(4) Louisville, KY	Corporate Director	January 2014
ROBERT J. BYRNE(4) Winter Park, FL	Executive Chairman of Source2, Inc. and Corporate Director	June 2009
JOHN H. CHUANG(2)(4) Boston, MA	Chairman and CEO of Aquent, LLC	January 2021
PETER R. DACHOWSKI(1)(2)(4)(5) Berwyn, PA	Corporate Director	July 2013
JONATHAN F. FOSTER(1)(4)(5) New York, NY	Managing Director of Current Capital Partners LLC and Corporate Director	June 2009
DAPHNE E. JONES(3)(4) Miami Beach, FL	Corporate Director	February 2018
WILLIAM S. OESTERLE(2)(4) Indianapolis, IN	Chief Executive Officer, tMap, L.L.C.	February 2018
FRANCIS M. SCRICCO(2)(3)(4) Boston, MA	Corporate Director	June 2009
JAY I. STEINFELD(1)(4) Bellaire, TX	Corporate Director	November 2020

(1)    Member of the Audit Committee.
(2)    Member of the Human Resources and Compensation Committee.
(3)    Member of the Corporate Governance, Sustainability, and Nominating Committee.
(4)    Independent member of the Board as defined under applicable NYSE listing standards.
(5)    Audit Committee financial expert.

Biographies
The present principal occupations and recent employment history of each of the Directors nominated for election at the Meeting above are as follows:
Howard C. Heckes, (age 56) has served as President and Chief Executive Officer of Masonite and as a Director of Masonite since June 2019. Mr. Heckes joined Masonite from Energy Management Collaborative where he served as Chief Executive Officer since 2017. From 2008 to 2017, Mr. Heckes served in a variety of operations roles at Valspar Corporation, now a subsidiary of The Sherwin-Williams Company, most recently overseeing Valspar's industrial coatings portfolio. Prior to joining Valspar, Mr. Heckes held various leadership roles at Newell Rubbermaid, including President of Sanford Brands and President of Graco Children's Products. Mr. Heckes currently serves as a Director of The AZEK Company.

Jody L. Bilney, (age 59) has served as a Director of Masonite since January 2014. Ms. Bilney served as the Chief Consumer Officer of Humana, Inc., a health insurance provider specializing in care delivery and health plan administration, from April 2013 until her retirement in March 2020. Prior to that, she served in various senior executive marketing roles with Bloomin’ Brands, Inc. from 2006 through March 2013, most recently serving as Executive Vice President and Chief Brand Officer. Prior to joining Bloomin’ Brands, she held senior executive positions with Openwave Systems, Inc., Charles Schwab & Co., Inc., and Verizon Communications, Inc.
Robert J. Byrne, (age 59) has served as a Director of Masonite since June 2009 and has been Chairman of the Board of Masonite since July 2010. Mr. Byrne became the Executive Chairman of Source2, Inc., which specializes in assisting clients with high volume recruiting, in January 2019.  Mr. Byrne was the founder and served as the President of Power Pro-Tech Services, Inc., which specializes in the installation, maintenance, and repair of emergency power and solar photovoltaic power systems, from 2002 until it was sold in 2017. Power Pro-Tech was Mr. Byrne’s fourth start-up. His other entrepreneurial ventures have been in telecommunications, private equity and educational software. From 1999 to 2001, Mr. Byrne was Executive Vice President and Chief Financial Officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as Partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a Director of Orion Capital Partners. Mr. Byrne serves as a director of NextEra Energy Partners, L.P. (“NEP”).  He rejoined the NEP Board in December 2018 after having served as a director there from July 2014 through April 2017.
John H. Chuang, (age 55) has served as a Director of the Company since January 2021. Mr. Chuang co-founded Aquent LLC, a global workforce solutions provider, in 1986 and has served as the Chairman of its Board of Directors and as its Chief Executive Officer since that time. Mr. Chuang previously served on the Board of Directors of Angie's List from 1996 to 2016, and as the Chairman of its Board of Directors from 2014 to 2016.
Peter R. Dachowski, (age 72) has served as a Director of Masonite since July 2013. Mr. Dachowski spent 35 years with both CertainTeed Corporation, a North American manufacturer of exterior and interior residential and commercial building envelope construction products, and its parent company Saint-Gobain, most recently serving as CertainTeed’s Chairman and CEO from 2004 to 2011. Prior to rejoining CertainTeed, he served as President of Saint-Gobain’s worldwide insulation business and as a member of Saint-Gobain’s Global Corporate Management Committee from 1996 to 2011. He was employed by The Boston Consulting Group as a Consultant and Engagement Manager from 1973 to 1976 after beginning his career as a Financial Analyst with the Treasury Department of Exxon Corporation in 1971. Mr. Dachowski is currently an advisor to various private equity firms on potential investments in the building materials industry.
Jonathan F. Foster, (age 60) has served as a Director of Masonite since June 2009. Mr. Foster is the founder and a Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002 he served as a Senior Managing Director of Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of ToysRUs.com, Inc. Previously, Mr. Foster was with Lazard for over ten years in various positions, including as a Managing Director. Mr. Foster currently serves as a Director of Lear Corporation, Berry Global, Inc. and Five Point Holdings, LLC and was formerly a Director of Sabine Oil & Gas from 2015 to 2016 and Chemtura Corporation from 2009 to 2017.
Daphne E. Jones, (age 63) has served as a Director of Masonite since February 2018. Ms. Jones served as the Senior Vice President - Digital/Future of Work for GE Healthcare, the healthcare business of GE, from May 2017 to October 2017. Prior to that she served as the Senior Vice President - Chief Information Officer for GE Healthcare Diagnostic Imaging and Services since August 2014. Prior to joining GE Healthcare, Ms. Jones was the Senior Vice President, Chief Information Officer for Hospira, Inc., a provider of pharmaceuticals and infusion technologies, from October 2009 through June 2014. Previously she served as Chief Information Officer at Johnson & Johnson from 2006 to 2009 and served in various information technology roles with Johnson & Johnson from 1997 through 2006. Ms. Jones began her career in sales and systems engineering at IBM. Ms. Jones currently serves as a Director of AMN Healthcare and Barnes Group Inc.
William S. Oesterle, (age 55) has served as a Director of Masonite since February 2018. Mr. Oesterle is the founder of tMap, L.L.C., a data science company, and has served as its Chief Executive Officer since 2017. Prior to that, Mr. Oesterle served as the Executive Chairman of OurHealth, L.L.C., a third party provider of on-

site primary care clinics, from 2016 to 2017. Mr. Oesterle was the co-founder of Angie’s List and served as its Chief Executive Officer from 1999 to 2015 and on its Board from 1995 to 2015. Prior to joining Angie’s List, Mr. Oesterle was a partner with CID Equity Partners, a Midwest-based venture capital firm from 1994 to 1998. Mr. Oesterle has served on the Board of The National Bank of Indianapolis Corporation since 2007.
Francis M. Scricco, (age 71) has served as a Director of Masonite since June 2009. Prior to joining our Board, Mr. Scricco was with Avaya, Inc., a global business communications provider, where he served as Senior Vice President, Global Services from March 2004 to February 2007 and subsequently as Senior Vice President, Manufacturing, Logistics and Procurement until his retirement in October 2008. Prior to joining Avaya, Inc., he was employed by Arrow Electronics as its COO from 1997 to 2000 and then as its President and CEO from 2000 to 2002. Mr. Scricco’s first operating role was as a General Manager for General Electric. He began his career with The Boston Consulting Group in 1973. Mr. Scricco is currently Chairman of the Board of Visteon Corporation, a global automotive supplier and was a Director of Tembec, Inc., an integrated forest products company, from 2008 to 2017.
Jay I. Steinfeld, (age 67) has served as a Director of Masonite since November 2020. Prior to joining our Board, Mr. Steinfeld served as CEO of Global Custom Commerce (Blinds.com) ("GCC") from the time he founded the company in 1996 until he left the company in 2020. Mr. Steinfeld transformed GCC into the world's number one online window coverings retailer which was acquired by The Home Depot in 2014. After the acquisition, Mr. Steinfeld remained CEO of GCC and served on The Home Depot Online Leadership Team from 2015 until he left the company. Mr. Steinfeld began his career as a certified public accountant.
Director Qualifications
The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. Consistent with the Company’s Corporate Governance, Sustainability, and Nominating Committee charter, in identifying candidates for membership on the Board, the Corporate Governance, Sustainability, and Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

When determining whether our current Directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focused primarily on our longer-tenured Directors’ contributions to our success in recent years, the specific expertise that the more recently elected Directors have and are expected to continue to contribute, and on the information discussed in the biographies set forth under "Election of Directors-Biographies." With respect to Ms. Bilney, the Board considered her extensive marketing and branding experience with highly successful companies such as Humana, Inc. With respect to Mr. Byrne, our Board considered in particular his financial, investment banking and transactional experience and his proven entrepreneurial and operational skills in the industrial serves industry. With respect to Mr. Chuang, the Board considered his experience in change management, talent management, and employee development. With respect to Mr. Dachowski, our Board considered in particular his extensive financial and building products industry experience. With respect to Mr. Foster, our Board considered in particular his experience as a Chief Financial Officer and member of the audit committee and board of directors of public companies, as well as his financial, investment banking and transactional experience. With respect to Ms. Jones, our Board considered her extensive experience with information technology, digital and cyber-security matters. With respect to Mr. Heckes, our Board considered in particular his current role as our Chief Executive Office and his extensive management expertise. With respect to Mr. Oesterle, the Board considered his extensive entrepreneurial, e-commerce, and digital experience as well as his extensive management experience as a Chief Executive Officer of a public company. With respect to Mr. Scricco, our Board considered in particular his extensive management experience, including as Chief Executive Officer of an electronics distribution business, his prior public-company board experience, his strategy consulting experience, and his familiarity with product marketing, distribution channels and branding. With respect to Mr. Steinfeld, the Board considered his entrepreneurial, e-commerce, and digital experience.
Process for Shareholders to Recommend Director Nominees
Pursuant to its charter, the Corporate Governance, Sustainability, and Nominating Committee will evaluate candidates for nomination to the Board, including those recommended by Shareholders on a substantially similar basis as it considers other nominees, as described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s name, age, business address and residential address, principal occupation or employment, and certain other information required by our Articles, to the attention of our Corporate Secretary in accordance with our Articles and the Business Corporations Act

(British Columbia) ("BCBCA"). Please note that our Articles require that timely notice be provided by any Shareholder who proposes director nominations for consideration at a Shareholders’ meeting, in addition to other requirements. See “Shareholder Proposals For 2022 Annual Meeting” below. All recommendations for nomination received by the Corporate Secretary that satisfy the requirements of our Articles and the BCBCA relating to such director nominations will be presented to the Corporate Governance, Sustainability, and Nominating Committee for its consideration.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS
Board Structure and Director Independence
Our business, property and affairs are managed under the direction of our Board, which has ten Directors. Our Board has determined, after considering all the relevant facts and circumstances, that all of the Directors other than Mr. Heckes, our President and Chief Executive Officer, are independent, as "independence" is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, Shareholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards to not be satisfied, and otherwise meet the NYSE listing standards. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and facilities, and by participating in meetings of the Board and its committees. We currently separate the roles of Chief Executive Officer and Chairman of the Board. This structure properly reflects our belief that our Shareholders’ interests are best served by the day-to-day management direction of the Company under Mr. Heckes, as President and Chief Executive Officer, together with the leadership of our Chairman of the Board, Mr. Byrne.
Meetings of the Board
In 2020 there were nine meetings of the entire Board and 19 committee meetings. All incumbent Directors attended at least seventy-five percent (75%) or more of the meetings of the Board and of the committees on which they served during the portion of the year that they served as directors. Absent extraordinary circumstances, we expect all Directors and nominees to attend our annual meetings of Shareholders. All Directors who were nominated as directors for election at the 2020 meeting attended the meeting either in person or virtually due to the COVID-19 pandemic.
Executive Sessions
As required by the NYSE listing standards, non-employee Directors meet by themselves, without management or employee-Directors present, at regularly scheduled in-person Board meetings, meetings of the committees of the Board and telephonic meetings, as appropriate. The Chairman of the Board, Mr. Byrne, or the Chair of the committee, as applicable, presides at these meetings.

Board Committees; Membership
We currently have the following committees: Audit Committee, Human Resources and Compensation Committee, and Corporate Governance, Sustainability, and Nominating Committee, each of which has the responsibilities and composition described below. The Board has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the Board. All committee charters are available at our website, www.masonite.com, and available in print to any Shareholder without charge, upon request to Masonite International Corporation, 1242 East 5th Avenue, Tampa, FL 33605 Attention: Corporate Secretary, or by calling (800) 895-2723.
Audit Committee
The Audit Committee currently consists of Jonathan F. Foster (Chair), Peter R. Dachowski and Jay I. Steinfeld (who joined the committee on November 9, 2020). Daphne E. Jones served on the Audit Committee during 2020 and until she joined the Corporate Governance, Sustainability, and Nominating committee on January 14, 2021. The Audit Committee met eight times in 2020. Each member of our Audit Committee is independent under applicable NYSE listing standards and meets the heightened standards for independence required by U.S. securities law, including Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Each member is financially literate under applicable NYSE listing standards and our Board has determined that each of Mr. Foster and Mr. Dachowski is qualified as an audit committee financial expert within the meaning of applicable SEC regulations. The Audit Committee oversees and evaluates and, where necessary or advisable, makes recommendations as to the quality and integrity of the financial statements of the Company, the internal control and financial reporting systems of the Company, the compliance by the Company with legal and regulatory requirements in respect of financial disclosure, the qualification, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit functions. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent registered public accounting firm (including oversight of the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing audit reports or performing other audit, review or attest services for the Company, subject to any applicable approvals required from our Board or our Shareholders.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee currently consists of Francis M. Scricco (Chair), Peter R. Dachowski, William O. Oesterle, and John H. Chuang (who joined the committee on January 14, 2021). George A. Lorch served as a member of the committee during 2020 until his passing on March 29, 2020. The Human Resources and Compensation Committee met six times in 2020. Each member of our Human Resources and Compensation Committee is independent under applicable NYSE listing standards and qualifies as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation and succession planning for the executive officers and other managerial employees and the establishment and administration of employee benefits plans. The Human Resources and Compensation Committee also exercises all authority under the Company’s employee equity incentive plans, subject to any applicable approvals required from our Board or our Shareholders. The Human Resources and Compensation Committee may delegate its authority as it deems appropriate to a subcommittee composed of one or more members. The Human Resources and Compensation Committee has utilized Frederic W. Cook & Co. ("FW Cook") as its independent consulting firm since 2010. For a discussion concerning the processes and procedures for considering and determining executive and director compensation and the role of executive officers and the compensation consultant in determining or recommending the amount or form of executive and director compensation, see "Compensation Discussion and Analysis" beginning on page 33 and "Director Compensation" beginning on page 25.
Corporate Governance, Sustainability, and Nominating Committee
The Corporate Governance, Sustainability, and Nominating Committee currently consists of Jody L. Bilney (Chair), Francis M. Scricco, and Daphne E. Jones (who joined the committee on January 14, 2021). George A. Lorch served on the Corporate Governance, Sustainability, and Nominating Committee during 2020 until his passing on March 29, 2020 and Thomas W. Greene served on the Corporate Governance, Sustainability, and Nominating Committee until his resignation from the Board of Directors on December 9, 2020. The Corporate Governance, Sustainability, and Nominating Committee met five times in 2020. Each member of our Corporate Governance, Sustainability, and Nominating Committee is independent under applicable NYSE listing standards. The Corporate Governance, Sustainability, and Nominating Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to Director and Board committee nominations and corporate governance policies, oversees compliance with the Company’s ethics training and compliance programs, reviews policies with respect to risk assessment and risk management and provides oversight for risk management processes, assists in overseeing and monitoring the Company's approach to environmental and social responsibility matters and strategies related to corporate citizenship and sustainability, reviews with management the Company's strategies and processes related to information security and technology risks (including cybersecurity), and establishes and administers the process related to assessment of board, committee and individual Director performance. Management updates the Corporate Governance, Sustainability, and Nominating Committee on information security matters at each meeting of the committee. The Company has an information security risk insurance policy and provides periodic information security training to employees of the Company.
Board Role in Oversight of Risk and Environmental and Social Matters
Management has responsibility for managing overall risk to the enterprise. A management enterprise risk management committee meets at least quarterly to assess identified risks and steps being taken to appropriately mitigate risk and consider emerging risk and the potential impact to the enterprise. The Audit Committee reviews the guidelines and policies governing the process by which risk assessment and risk management are managed by management with the oversight of the Corporate Governance, Sustainability, and Nominating Committee. The Audit Committee also reviews the Company’s major financial risk exposures and management’s actions to monitor and control such exposures. The Board has delegated to the Corporate Governance, Sustainability, and Nominating Committee the primary responsibility for overseeing our risk management framework and methods for identifying and managing management's adherence to the framework, including periodic review of the structure and effectiveness of our management risk committee. In overseeing our risk management framework the Corporate Governance, Sustainability, and Nominating Committee, together with management, considers the risks and opportunities that impact the long-term sustainability of the Company's business model, including environmental and social matters, and whether our business strategy is consistent with the Company's risk appetite. The Human Resources and Compensation Committee conducts a compensation plan risk assessment in order to ensure that our compensation plans focus on growth in shareholder value without incentivizing undue risk. Our Board receives reports from the committees and periodically assesses the enterprise-level risks that face the Company from a strategic point of view and reviews options for risk mitigation.

Commitment to Sustainability and Corporate Responsibility
Our Board of Directors, together with management, recognize the importance of environmental, social and governance (“ESG”) matters and how they impact our stakeholders, including our Shareholders, customers, employees, suppliers, and the communities in which we operate. We believe that good business, economic growth, and management of environmental and social matters go hand-in-hand. We are committed to conducting operations and activities in a manner that provides and maintains safe and healthful working conditions, protects the environment and conserves natural resources. We are also committed to the continual improvement of our management of environmental matters and our environmental, health and safety programs. In light of the continued importance of these matters, we have developed a multi-year road map to enhance our ESG programs and disclosures, including assessing potential risks and opportunities of climate change.
In 2019, we published our inaugural Corporate Responsibility Highlights Report. In 2020, we took additional action to assess the materiality of ESG topics within our business. To determine relevant topics for consideration, we evaluated our business using the Sustainability Accounting Standards Board (SASB) Building Products & Furnishings standard, and supplemented this standard with topics of interest from other leading industry ratings providers, including MSCI ESG Research, Sustainalytics and ISS. We then compared this range of potentially material topics with corporate priorities as set by the Board of Directors and executive team, using the SASB five factor test to evaluate risks and opportunities associated with each topic and their level of critical importance to our bottom line. In addition, we began our first company-wide carbon footprint analysis, using the Greenhouse Gas (GHG) Protocol, Carbon Disclosure Reporting (CDP) guidance, and Taskforce on Climate-Related Financial Disclosures (TCFD) to ensure our methodologies and results conform to widely accepted external frameworks. We intend to discuss the results of both the materiality assessment and the carbon footprint analysis in our ESG Report to be published in 2021. To view our ESG policies and reports, and for more information about our sustainability and corporate citizenship programs, including our 2019 Corporate Responsibility Highlights Report, please visit the Investor Relations section of our website at www.masonite.com. That website is not incorporated by reference into this proxy statement.
Our Board of Directors and management oversee sustainability matters to ensure that the long-term interests of our Shareholders are being served and to monitor adherence to Masonite’s standards and policies relating to corporate responsibility. In 2018, we added formal responsibility for ESG matters to the Corporate Governance, Sustainability, and Nominating Committee charter, and management has presented to both the full

Board of Directors and the Corporate Governance, Sustainability, and Nominating Committee on issues such as safety, business continuity, and environmental matters. In 2020, we also established a management Executive ESG Steering Committee with a formal charter and designated subcommittees for Environmental, Social and Governance. Further, in 2021, to reflect the ESG focus of the committee we changed the committee name to the Corporate Governance, Sustainability, and Nominating Committee.
Finally, our Board of Directors believes that what is measured matters and, accordingly, our annual cash bonus plan for management has included specific ESG metrics for three consecutive years, which ensures that management is held accountable for ESG performance.
Corporate Governance Guidelines and Code of Ethics
Our Board has adopted corporate governance guidelines. Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Corporate Governance, Sustainability, and Nominating Committee and the Board review and revise our Corporate Governance Guidelines in response to evolving best practices as appropriate. We have also adopted a Values Guide/Code of Conduct (the "Code of Conduct"), which applies to all of our Directors, officers and employees. We have posted and intend to continue to post any amendments to or waivers from our Code of Conduct on the Corporate Governance documents page on our website to the extent applicable to our CEO, CFO, Corporate Controller, and any other officer who may function as a Chief Accounting Officer or a Director. Our Corporate Governance Guidelines, the Code of Conduct, and other information are available at our website, www.masonite.com, and such information is available in print to any Shareholder without charge, upon request to Masonite International Corporation, 1242 East 5th Avenue, Tampa, FL 33605, Attention: Corporate Secretary, or by calling (800) 895-2723.
Compensation Committee Interlocks and Insider Participation
During fiscal 2020, Messrs. Scricco, Lorch, Dachowski and Oesterle served on the Human Resources and Compensation Committee. During fiscal 2020, no member of our Human Resources and Compensation Committee was an employee or officer or former officer of Masonite or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Human Resources and Compensation Committee during fiscal 2020.

Certain Relationships and Related Party Transactions
The Company’s Related Person Transaction Policy defines a "Related Person Transaction" as any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. A "transaction" includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships. A "Related Person" is (i) any person who is, or at any time since the beginning of the last fiscal year, was an executive officer, a director or a director nominee of the Company; (ii) a security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities at the time of occurrence or existence of the Related Person Transaction; and (iii) a person who is an immediate family member of any of the foregoing persons (the term "immediate family" shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any of the foregoing persons).
Under the Related Person Transaction Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy by the Corporate Governance, Sustainability, and Nominating Committee or by the disinterested members of the Board. In considering whether to approve or ratify any Related Person Transaction, the Corporate Governance, Sustainability, and Nominating Committee or the disinterested members of the Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction. Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Human Resources and Compensation Committee of the Board or recommended by the Human Resources and Compensation Committee to the Board for its approval. In considering whether to approve or ratify any Related Person Transaction, the Corporate Governance, Sustainability, and Nominating Committee or the disinterested members of the Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction. There were no transactions, or currently proposed transactions, considered to be a Related Person Transaction since the beginning of our last fiscal year and through the date of this Proxy Statement.

Communications with Directors
Interested parties, including Shareholders, may contact the Chairman of the Board or one or more members of the Board or its committees by writing to them at: Board of Masonite International Corporation, c/o Masonite International Corporation, 1242 East 5th Avenue, Tampa, Florida 33605.
Policy on Hedging and Pledging our Securities
We have a trading policy that prohibits all Directors, officers, employees and Company consultants from: (i) engaging in any derivative transactions in our securities, such as trading in puts, calls, covered calls short positions or other derivative products involving our securities other than options and stock appreciation rights under certain Company sponsored benefit plans, (ii) engaging in short sales of Company securities, (iii) engaging in any hedging transaction (including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company equity securities, and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act, as amended, requires directors, executive officers and beneficial owners of more than ten percent (10%) of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Shares. Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that all such reports were submitted on a timely basis during fiscal 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables show the amount of our Common Shares beneficially owned as of March 15, 2021, by those known to us to beneficially own more than 5% of our Common Shares, by our Directors and named executive officers individually and by our Directors and all of our executive officers as a group.
The percentage of Common Shares outstanding provided in the tables are based on 24,540,316 outstanding as of March 15, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

5% Owners:
Except as otherwise indicated below, based solely on filings made under Sections 13(d) and 13(g) of the Exchange Act as of March 15, 2021, the only Shareholders known to us to beneficially own more than 5% of any class of our voting securities are:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Total Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
The Vanguard Group(1)	2,315,721	9.44%
Praesidium Investment Management Company, LLC(2)	2,163,242	8.82%
ClearBridge Investments, LLC.(4)	1,949,362	7.94%
BlackRock, Inc.(5)	1,828,975	7.45%

(1) Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021, as of December 31, 2020, the number of shares reported includes (a) 2,239,972 Common Shares over which The Vanguard Group ("Vanguard") has sole dispositive power, (b) 56,618 Common Shares over which Vanguard has shared voting power; and (c) 75,749 Common Shares over which Vanguard has shared dispositive power. The mailing address for the holder listed above is 100 Vanguard Blvd, Malvern, PA 19355.
(2) Based on the most recently available Schedule 13D filed with the SEC on March 11, 2020 as of March 9, 2020, Praesidium Investment Management Company, LLC ("Praesidium") in its capacity as investment manager to certain managed accounts and investment fund vehicles on behalf of investment advisory clients (collectively, the "Accounts"), has sole power to vote 2,036,552 of the Common Shares held in the Accounts and to dispose of 2,163,242 of the Common Shares held in the Accounts. As the managing members of Praesidium, each of Devin Oram and Peter Uddo may be .deemed to control Praesidium. The mailing address for the holder listed above is 1411 Broadway, 29th Floor, New York, NY 10018.
(3) Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2021, as of December 31, 2020, the number of shares reported includes (a) 1,947,856 Common Shares over which ClearBridge Investments, LLC (“ClearBridge”) has sole voting power and (b) 1,949,362 Common Shares over which ClearBridge has sole dispositive power. The mailing address for the holder listed above is 620 8th Avenue, New York, NY 10018.
(4) Based on the most recently available Schedule 13G/A filed with the SEC on January 29, 2021, as of December 31, 2020, the number of shares reported includes (a) 1,786,899 Common Shares over which Blackrock Inc. ("Blackrock") has sole voting power; and (b) 1,828,975 Common Shares over which Blackrock has sole dispositive power. The mailing address for the holder listed above is 55 East 52nd Street, New York, NY 10022.

Directors and Executive Officers:

	Number of Shares Beneficially Owned as of March 15, 2021
Name of Beneficial Owner(1)	Common Shares Directly or Indirectly Owned(2)	SARS Exercisable Within 60 Days of March 15, 2021(3)	RSUs Vesting Within 60 Days of March 15, 2021(4)	Total Stock-Based Ownership(5)
Howard C. Heckes	3,860	10,839	0	14,699
Robert J. Byrne	34,622	—	2,665	37,287
Jonathan F. Foster	8,250	—	1,777	10,027
Francis M. Scricco	15,333	—	1,777	17,110
Peter R. Dachowski	10,736	—	1,777	12,513
Jody L. Bilney	8,588	—	1,777	10,365
Daphne E. Jones	3,197	—	1,777	4,974
William S. Oesterle	3,197	—	1,777	4,974
Jay I. Steinfeld	1,000	—	—	1,000
John H. Chuang	—	—	—	—
Russell T. Tiejema	23,784	7,802	—	31,586
James A. "Tony" Hair	27,652	11,027	—	38,679
Robert E. Lewis	21,121	12,202	—	33,323
Randal A. White	8,063	—	—	8,063
All directors and executive officers as a group (15 persons)	177,198	45,557	13,327	236,082

(1) As of March 15, 2021 (i) no Director or executive officer beneficially owned more than 1% of the outstanding Common Shares of the Company, and (ii) the Directors and executive officers of the Company as a group beneficially owned approximately 1.0% of the Common Shares of the Company (including Common Shares they can acquire within 60 days). The address of each of our Directors and executive officers listed above is c/o Masonite International Corporation, 1242 East 5th Avenue, Tampa, Florida 33605.
(2) Represents Common Shares owned by the Directors and executive officers. With respect to Mr. Byrne, includes 34,622 Common Shares which are held in trust.
(3) The number of Common Shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire upon the exercise of SARs that are currently exercisable or exercisable within 60 days of March 15, 2021. Since the SARs are settled in Common Shares, the table assumes that the SARs were converted to Common Shares using a price of $53.42 per Common Share, the closing price of our Common Shares on the NYSE on March 15, 2021.
(4) The number of Common Shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire upon the vesting of time-vesting restricted stock units within 60 days of March 15, 2021.
(5) These amounts are the sum of the number of shares shown in the prior columns.

DIRECTOR COMPENSATION
During 2020, the annual non-employee Director compensation program was structured as follows:
•Annual cash retainer: $100,000
•Annual equity retainer: $100,000 ($150,000 for the Non-Executive Chairman of the Board)
•No meeting fees (Board or Committee)
•Additional annual cash retainer for Corporate Governance, Sustainability, and Nominating Committee Chair: $15,000
•Additional annual cash retainer for Audit Committee Chair: $20,000
•Additional annual cash retainer for the Human Resources and Compensation Committee Chair: $17,500
•Additional annual cash retainer for the Non-Executive Chairman of the Board: $70,000
All cash retainers are payable in equal installments at the beginning of each fiscal quarter. As indicated above, our non-employee Directors other than the Non-Executive Chairman of the Board also receive an annual equity retainer of restricted stock units where the number of restricted stock units granted determined by dividing $100,000 by the fair market value of a Common Share on the grant date. The number of restricted stock units granted to the Non-Executive Chairman of the Board is determined by dividing $150,000 by the fair market value of a Common Share on the grant date. These grants are made annually immediately after a Director is re-elected to our Board and will vest on the first anniversary of the grant date, subject to the Director’s continued service on the Board through the vesting date.
All Directors are reimbursed for reasonable costs and expenses incurred in the attending meetings of our Board and its committees.
Stock Ownership Guidelines
We have stock ownership guidelines that require each of our non-employee Directors to own meaningful equity stakes in Masonite to further align their economic interests with those of our Shareholders. Our stock ownership guidelines require that our non-employee Directors own Common Shares in an amount not less than five times the amount of their annual cash retainer. Compliance with these guidelines is measured once per fiscal year on the last day of the first fiscal quarter. Restricted stock units count as shares for purposes of the guidelines. There is no particular date by which the requisite share ownership level must be achieved. However, until the required level of ownership is achieved, each non-employee Director must retain at least fifty percent of the number of shares acquired by the Director upon the settlement of any restricted stock units. As of the last measurement date on March 29, 2020, all of the Directors owned the number of shares required by the guideline except for Mr. Oesterle and Ms. Jones (both of whom joined the Board in February, 2018), Mr. Steinfeld (who joined the Board in November, 2020) and Mr. Chuang (who joined the Board in January 2021).
Director Compensation for 2020
Consistent with the compensation programs discussed above, the below table summarizes the 2020 compensation of all of our directors other than Mr. Heckes, who is a named executive officer. The compensation for Mr. Heckes is discussed under the section titled "Compensation Discussion and Analysis" and related tables. In addition, Mr. Chuang did not become a member of the Company's Board of Directors until January 2021 and therefore did not receive any compensation from the Company for 2020. Mr. Chuang is eligible to participate in the Director compensation program described above for service in 2021. Due to the global COVID pandemic and in order to manage cash flow and reduce spending, each member of the Board of Directors in 2020 other than Mr. Steinfeld had their annual cash retainer for the second quarter of 2020 reduced by 13.3%. As a result of the Company's strong performance, these amounts were repaid to them in the fourth quarter of 2020.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Total($)
Robert J. Byrne, Chairman	170,000	150,000	320,000
Jody L. Bilney	109,437	100,000	209,437
Peter R. Dachowski	100,000	100,000	200,000
Jonathan F. Foster	120,000	100,000	220,000
Thomas W. Greene	100,000	100,000	200,000
Daphne E. Jones	100,000	100,000	200,000
George A. Lorch	57,500	100,000	157,500
William S. Oesterle	100,000	100,000	200,000
Francis M. Scricco	117,500	100,000	217,500
Jay I. Steinfeld(3)	14,130	N/A	14,130

(1) This column includes the annual cash retainers described above. Mr. Byrne received $70,000 for serving as non-executive Chairman of the Board. Mr. Foster received $20,000 for serving as chair of the Audit Committee.

Mr. Lorch received $7,500 for serving as the chair of the Corporate Governance, Sustainability, and Nominating Committee until his passing on March 29, 2020. Ms. Bilney received $9,437 for serving as the chair of the Corporate Governance, Sustainability, and Nominating Committee after Mr. Lorch's passing. Mr. Scricco received $17,500 for serving as the chair of the Human Resources and Compensation Committee.
(2) On May 14, 2020, each non-employee Director then on the Board other than Mr. Byrne was awarded 1,777 restricted stock units and Mr. Byrne was awarded 2,665 restricted stock units under the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”). The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock units computed in accordance with Accounting Standards Codification Topic 718 "Stock Compensation," as issued by the Financial Accounting Standards Board. The assumptions made when calculating the amounts are found in Note 12 to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 3, 2021. As of January 3, 2021, the non-executive Directors held the following outstanding restricted stock units: Mr. Byrne – 2,665; Mr. Foster – 1,777; Ms. Bilney – 1,777; Ms. Jones - 1,777; Mr. Scricco – 1,777; Mr. Dachowski – 1,777; and Mr. Oesterle – 1,777. In connection with his resignation from the Board of Directors on December 9, 2020, the Human Resources and Compensation Committee accelerated the vesting of Director Thomas W. Greene's 1,777 restricted stock units. The vesting of Director George A, Lorch's 1,777 restricted stock units were accelerated pursuant to the terms of the award agreement upon his passing on March 29, 2020.
(3) Mr. Steinfeld joined the Board on November 9, 2020. Reflects pro-rated annual cash retainer for services during 2020.

COMPENSATION COMMITTEE REPORT
The Human Resources and Compensation Committee of the Board has reviewed and discussed the following section of this Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the Human Resources and Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended January 3, 2021.
Submitted by the Human Resources and Compensation Committee of the Company’s Board:
Francis M. Scricco (Chairman)
Peter R. Dachowski
William S. Oesterle
John H. Chuang

EXECUTIVE COMPENSATION
Named Executive Officers
Our Named Executive Officers
This section discusses the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated officers for the fiscal year ended January 3, 2021 (referred to herein as 2020), who are hereafter referred to as our named executive officers or NEOs. For 2020, the following individuals were our NEOs:
•Howard C. Heckes, our President and Chief Executive Officer
•Russell T. Tiejema, our Executive Vice President and Chief Financial Officer
•James A. "Tony Hair", our President, Global Residential Business
•Robert E. Lewis, our Senior Vice President, General Counsel and Corporate Secretary
•Randal A. White, our Senior Vice President, Global Operations and Supply Chain

Executive Summary
Our Business
We are a leading global designer, manufacturer, marketer and distributor of interior and exterior doors for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, we have provided our customers with innovative products and superior service at compelling values. As of January 3, 2021, we served approximately 7,600 customers in 60 countries and had approximately 10,500 employees worldwide.
Executive Compensation Program Attributes

Our executive compensation program is based on an underlying philosophy that compensation should attract, engage and retain high caliber talent, reward performance and align the interests of our executives with the interests of our Shareholders. We execute this philosophy by providing our executives with base salaries, cash bonus awards under our annual cash bonus plan, grants of a combination of performance-based and time-based equity awards under our long-term incentive program, severance and change in control benefits, and other employee benefits. To focus our NEOs on delivering results, both short- and long-term, a significant amount of their target total direct compensation mix is weighted towards at-risk compensation.
Adoption of Compensation Best Practices
As part of our compensation philosophy, we have adopted a number of practices to help ensure a balanced and transparent executive compensation structure, including:
•Payouts under our annual cash bonus plan (“Masonite Incentive Plan” or “MIP”) are based on our achievement of predefined financial and organizational performance goals. For 2020, 25% of the MIP was based on a balanced scorecard assessment to be awarded at the discretion of the Human Resources and Compensation Committee of the Board of Directors to incentivize management regarding safety, service, price realization and employee engagement and retention. For 2020 the MIP also included an extreme achievement provision that created an extra funding pool that could be paid out to MIP participants based on exceptional Company Adjusted EBITDA performance;
•We deliver a majority of our long-term incentive awards in the form of performance-vesting equity awards that are tied to the achievement of challenging financial objectives and stock appreciation rights

(“SARs”) which only have value if our share price increases, both of which we believe provide an incentive to drive long-term growth in the value of the Company and aligns with Shareholder interests;
•We have stock ownership guidelines for our NEOs to ensure they maintain a significant investment in our Common Shares, thereby aligning their economic interests with those of our Shareholders;
•We have “clawback” provisions that enable us to recover both cash-based and equity-based incentive compensation from our employees, including our NEOs;
•We have a policy that prohibits pledging and hedging in our Common Shares;
•We do not have any plans or agreements that provide tax gross-ups under Section 280G of the Internal Revenue Code;
•We do not grant any new equity awards that provide for "single trigger" vesting on or following a change of control. All new awards require a qualifying termination following a change of control ("double trigger") in order to accelerate vesting; and
•Our NEOs receive no special perquisites, unless such benefits serve a reasonable business purpose, such as providing newly hired executives with relocation benefits and providing our executives with more comprehensive physical examinations.
2020 Executive Compensation Highlights

Base Salary
•After considering the results of the annual market assessment conducted by FW Cook, the Human Resources and Compensation Committee's independent compensation consultant, and management's recommendation, we approved base salary merit increases for each NEO for 2020. These increases were approved in connection with the Human Resources and Compensation Committee's desire to recognize individual performance while keeping the management group's collective compensation near the peer group median.

Annual Cash Bonuses
•In 2020 we achieved MIP Adjusted EBITDA of $377.0 million, which exceeded the maximum level of performance and the Human Resources and Compensation Committee determined that our balanced corporate scorecard achieved 125.0% of the target opportunity. As a result, the MIP paid out at 235.9% of target for Corporate Plan participants, including our NEO's. This payout includes an exceptional 54.6% payout for significantly exceeding the maximum target set for MIP Adjusted EBITDA.

•Mr. Tiejema's MIP target was increased from 70% to 75% of base salary in 2020 in order to move his compensation closer to the peer group median as well as to increase our ability to retain him.

Long-Term Equity Incentive Awards

•With respect to Mr. Heckes and the other NEOs, a significant portion of their long-term incentive awards were granted in the form of "at risk" performance-based awards, with 10% consisting of SARs, 60% consisting of performance-based restricted stock units and 30% consisting of time-based restricted stock units. The 2020 performance based restricted stock units are earned based on incremental annual levels of achievement in Adjusted EBITDA margin and Return on Invested Capital over a three-year performance period.

•Performance-vesting restricted stock units granted to Messrs. Hair, Tiejema, Lewis and White in 2018 paid out at 126.3% of target. Given his hire date Mr. Heckes did not participate in the 2018 performance-vesting restricted stock unit program.

•Mr. Tiejema's annual LTIP target award was increased from 135% to 150% of base salary in 2020 in order to move his compensation closer to the peer group median as well as to increase our ability to retain him.

2020 Corporate Governance Highlights
Our Board is committed to maintaining sound governance practices and standards with respect to its oversight of our executive compensation program, including the following:
•The Human Resources and Compensation Committee’s independent compensation consultant, FW Cook, is retained directly by the Human Resources and Compensation Committee and performs no other services for us;
•Upon request by the Human Resources and Compensation Committee, FW Cook conducted an updated benchmarking study of our executive compensation in late 2019, and the Human Resources and Compensation Committee considered the results of such study in making compensation decisions in 2020;
•The Human Resources and Compensation Committee reviews our compensation programs annually to confirm that such programs do not encourage unnecessary or excessive risk-taking; and
•The Human Resources and Compensation Committee follows an equity grant policy that sets forth the timing and approvals required for equity grants.

Introduction to Compensation Discussion & Analysis
Our Compensation Discussion and Analysis (“CD&A”) explains the philosophy and objectives of our compensation program and our process for setting compensation for our NEOs for 2020.
Our executive compensation program is overseen by the Human Resources and Compensation Committee. As discussed in greater detail below, we offer our NEOs a balanced compensation structure, comprised of the following components:
•Annual base salary;
•Annual cash bonuses (MIP);
•Long-term equity incentive awards (performance-based restricted stock units, time-based restricted stock units and SARs);
•Severance and change in control benefits; and
•Other employee benefits.
In making its decisions on an executive's compensation, the Human Resources and Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals (but does not assign any specific weighting to any of the items considered).
Compensation Discussion & Analysis
Executive Compensation Objectives
Our executive compensation programs are overseen by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee consults with the Board in determining the compensation package of our Chief Executive Officer, and has ultimate responsibility for determining the compensation for all of the NEOs. In making its compensation decisions, the Human Resources and Compensation Committee considers, among other things, market data and trends, input from the Human Resources and Compensation Committee’s independent compensation consultant FW Cook (whose role is discussed below), and, with respect to the NEOs other than our Chief Executive Officer, the recommendations of our Chief Executive Officer (as discussed in more detail below).
The Human Resources and Compensation Committee is responsible for establishing and annually reviewing the overall compensation philosophy of the Company for its executive officers. The key principles guiding the Human Resources and Compensation Committee in making compensation determinations are as follows:
•We offer a total compensation program comprised of a fixed base salary and variable annual and long-term incentive compensation programs linked to share price and business goals, designed to attract, engage, retain and motivate talented executives to deliver the Company’s financial and operating performance objectives and long-term vision.
•To align the interests of management with those of our Shareholders, our pay mix is weighted in favor of at-risk compensation (i.e., our annual cash bonuses and long-term equity awards may not be earned if performance goals are not met and may have reduced or no value if the price of our Common Shares declines).
•Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our annual cash incentive and long-term equity incentive program designs feature pay opportunities linked to Company performance against pre-established goals (i.e., pay outcomes determined by performance above or below target goals with payouts capped and potential for zero payout below threshold performance) and share performance.
Compensation Philosophy and Pay Mix
The Human Resources and Compensation Committee strives to provide pay opportunities that generally align within a competitive range to the market median, as determined using both our peer group and general industry market survey data, and considers competitive compensation practices and other relevant factors such as experience, contribution, internal equity, and performance in setting each NEO’s target total direct compensation. Target total direct compensation represents the sum of target total cash compensation (base salary plus target annual incentive bonus) and target long-term equity incentive awards. Given our performance-based program, the actual amount of compensation realized will be determined by our ability to perform against pre-established performance goals and increase our stock price.

Our compensation policy provides for a mix of performance-based and fixed compensation elements and our Human Resources and Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is designed to reward individual and team performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and equity-based compensation, including performance-based restricted stock units, time-based restricted stock units, and SARs.
The charts below illustrate the target total direct compensation for 2020 for Mr. Heckes and the average of the other four NEOs.

Prior Year’s Shareholder Advisory Vote
Each year, the Human Resources and Compensation Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our NEOs and our executive compensation program and policies. We believe that our Shareholders recognize the positive attributes of our executive compensation program. We received strong support for our executive compensation from our Shareholders at our last annual meeting of Shareholders, at which approximately 96% of the votes cast on the “say on pay” proposal were in favor of the 2019 compensation for our NEOs. Given this strong Shareholder support, among other considerations, the Human Resources and Compensation Committee determined not to implement any significant changes to our compensation programs in 2020.

Role of our Human Resources and Compensation Committee
The Human Resources and Compensation Committee makes compensation decisions for our NEOs after reviewing our performance for the preceding fiscal year, our short- and long-term strategies, and current economic and market conditions, and carefully evaluating each NEO’s performance during the preceding fiscal year against established organizational goals, leadership qualities, operational performance, business responsibilities, tenure, current compensation arrangements and long-term potential to enhance enterprise value. The Human Resources and Compensation Committee takes a holistic view in its assessment of executive compensation arrangements, taking into consideration the foregoing factors and shareholder considerations, not necessarily relying on any one factor exclusively in determining compensation for our NEOs. In making compensation decisions, the Human Resources and Compensation Committee receives advice from FW Cook and input from our Chief Executive Officer (and other executive officers), as further discussed below.
Role of our Chief Executive Officer and Other Executive Officers
Our Chief Executive Officer reviews the base salaries of our NEOs (other than himself) on an annual basis and, if applicable, recommends base salary adjustment to the Human Resources and Compensation Committee, based on each NEO’s performance and responsibilities. The Chief Executive Officer confers with our Senior Vice President of Human Resources and together they consider applicable market data provided by FW Cook. In addition, the Chief Executive Officer and our Senior Vice President of Human Resources provide the Human Resources and Compensation Committee with input regarding our annual cash incentive plan (as discussed below) and equity grants for executive officers, including but not limited to recommendations regarding eligibility for such grants and the size of the applicable grant (determined as a percentage of base salary). Additionally, our Executive Vice President and Chief Financial Officer provides input to our Chief Executive Officer and the Human Resources and Compensation Committee with respect to the financial performance aspects of our annual cash incentive plan and any performance-based equity awards. Although our Chief Executive Officer regularly attends meetings of the Human Resources and Compensation Committee, he recuses himself from those portions of the meetings related to his compensation. The Human Resources and Compensation Committee, in consultation with our Board, is exclusively responsible for determining any base salary changes and for making any other compensation decisions with respect to our Chief Executive Officer.

Role of Compensation Consultant
Our independent consulting firm, FW Cook, is engaged by, and reports directly to, the Human Resources and Compensation Committee. FW Cook provides our Human Resources and Compensation Committee with input and guidance on all components of our executive compensation program. Except for services provided to the Human Resources and Compensation Committee related to executive compensation and non-employee director compensation, FW Cook did not provide any additional services to the Company during 2020.
The Human Resources and Compensation Committee has evaluated whether any work performed by FW Cook raised any conflict of interest and determined that it did not.
Benchmarking
Peer Group Review and Benchmarking Study
The Human Resources and Compensation Committee requests FW Cook to review the peer group used to benchmark executive compensation on an annual basis and recommend changes as appropriate. In 2019, FW Cook conducted an updated peer group review and examined the following general criteria in order to support its recommendation: (i) operational fit reflecting companies in a similar industry and subject to similar economic opportunities and pressures as well as similar business and performance characteristics; (ii) financial scope reflecting companies of similar size and scale (with size for purposes of peer group development generally defined as 1/3 to 3 times Masonite’s revenue and market cap), in addition to relevant secondary measures such as total assets and net income; (iii) competitor companies with whom Masonite competes for executive talent and that operate in similar economic markets, (iv) public companies listed on major U.S. stock exchanges, and (v) additional considerations such as cross-referenced peer groups. In July 2019, FW Cook recommended that: (i) Cornerstone Building Brands, Advanced Drainage Systems, Patrick Industries and Simpson Manufacturing Co. be added to the peer group, and (ii) USG be removed from the peer group because it was acquired in 2019. FW Cook's recommendation was reviewed and accepted by the Human Resources and Compensation Committee in July 2019. Based on FW Cook’s review, the Human Resources and Compensation Committee approved the following list of companies as an appropriate peer group for benchmarking executive compensation, and making compensation decisions for 2020 (the "2020 Peer Group"):

Advanced Drainage Systems	Jeld-Wen Inc.
American Woodmark Corp.	Lennox International
Apogee Enterprises Inc.	Louisiana Pacific Corp.
Armstrong World Industries	Patrick Industries
Cornerstone Building Brands	Quanex Building Products
Fortune Brands Home & SEC	Simpson Manufacturing Co.
Gibraltar Industries Inc.	Smith (A O) Corp.
Griffon Corp	Universal Forest Prods. Inc.
In late 2019, the Human Resources and Compensation Committee requested that FW Cook conduct an updated benchmarking study of our executive compensation based on the 2020 Peer Group, as well as other market information from third-party surveys. The Human Resources and Compensation Committee took the results of this benchmarking study into account in making compensation decisions in 2020. After reviewing this study, the Human Resources and Compensation Committee determined that target total direct compensation and target long-term incentive compensation were within the competitive range of market median for the CEO and for all other NEOs as a group. This determination took into account the base salary increases for each NEO described below.
For purposes of determining the size of the long-term incentive awards that were granted to our NEOs in February 2020 (as described below in the “Long-Term Equity Incentive Awards” section), the Human Resources and Compensation Committee considered the results of the 2019 benchmarking study as a factor, in addition to individual performance levels and responsibilities and providing an appropriate long-term retention incentive for the NEOs (none of these factors were individually weighted).
In addition, the Human Resources and Compensation Committee approved base salary adjustments in February 2020 for Messrs. Tiejema, Hair, Lewis and White and in July 2020 for Mr. Heckes after taking into consideration the results of the 2019 benchmarking and other factors (as further described below in the “Elements of Our Executive Compensation Program - Base Salary” section).
The Human Resources and Compensation Committee intends to continue to strive to provide compensation opportunities that generally align each NEOs target total direct compensation within a competitive range of the market median and expects that a significant portion of each NEOs total compensation package will continue to be focused on rewarding long-term future performance through a combination of at-risk cash and equity incentive awards.

Elements of Our Executive Compensation Program
For 2020, our executive compensation program consisted of the following elements:
Base Salary
Base salary is designed to provide our NEOs with a fixed amount of income that is competitive in relation to the responsibilities of each NEO’s position. In February 2020 for Messrs. Tiejema, Hair, Lewis and White and in July 2020 for Mr. Heckes, the Human Resources and Compensation Committee approved base salary merit adjustments after considering prevailing market practices for executive merit adjustments and the results of the 2019 benchmarking study, all of which became effective in July 2020. The merit adjustments for the NEOs reflected the Human Resource and Compensation Committee’s desire to enhance our ability to retain them and to reward them for their performance. Due to the global COVID-19 pandemic, each of the NEOs, along with all salaried employees in the United States and Canada not directly involved with manufacturing facility operations, had their salaries reduced by 20% for 8 weeks during 2020 in order to manage cash flow and reduce spending. As a result of the Company's strong performance, these amounts were repaid to the NEOs and all impacted salaried employees in the fourth quarter of 2020.
The following table sets forth the 2019 year end base salary, 2020 year end base salary, and the percentage increases for each NEO:

Executive	2019 Base Salary	2020 Base Salary	% Increase
Howard C. Heckes	$850,000	$890,000	4.7%
Russell T. Tiejema	$470,000	$500,000	6.4%
James A. “Tony” Hair	$515,000	$531,000	3.1%
Robert E.Lewis	$440,000	$453,000	3.0%
Randal A. White	$415,000	$435,000	4.8%

Annual Cash Incentive Bonus
General
The compensation program for our NEOs includes our MIP. The MIP is a formulaic short-term incentive plan which provides executive officers with a cash bonus award based on the achievement of annual performance goals. The Human Resources and Compensation Committee approves the MIP each year, including the funding threshold, the maximum bonus that may become payable to each participant, the applicable performance goals, and the weighting, payout parameters and specific targets for each performance goal. Each fiscal year, our Chief Executive Officer, following discussions with our Senior Vice President of Human Resources and our Executive Vice President and Chief Financial Officer, makes recommendations to the Human Resources and Compensation Committee for the MIP performance goals (and the applicable targets for achievement of each such performance goal at threshold, target and maximum levels of performance) applicable to all NEOs (including himself) as well as any proposed changes in the terms of the MIP for that fiscal year. The Human Resources and Compensation Committee considers these recommendations, as well as input from FW Cook regarding both current incentive plan design trends and our Chief Executive Officer's recommendations, in approving the design of the MIP for each fiscal year. Our Chief Executive Officer has no involvement in the determination of a NEO's actual MIP payout each year, including his own.
2020 Management Incentive Plan
After considering management’s recommendations and input from FW Cook, the Human Resources and Compensation Committee determined that the performance measures for the 2020 MIP would focus on our ability to grow total Company profitability (MIP Adjusted EBITDA, as defined in the "MIP and LTIP Definitions and Reconciliation" section below) and our ability to improve organizational performance based on a balanced scorecard consisting of operational, people and financial focus areas (the "Balanced Scorecard") with the achievement on the Balanced Scorecard being determined in the discretion of the Human Resources and Compensation Committee, based on the Company's performance in the focus areas. The Balanced Scorecard replaced the Price/Cost Improvement metric that was used in the 2019 MIP, although Price/Cost Improvement did remain as a component of the Balanced Scorecard in 2020. The Committee made this change in order to further align the 2020 MIP with the Company's strategic priorities and to highlight specific areas of focus for 2020. For 2020, the MIP performance goals and the individual weighting assigned to each performance goal as a percentage of the applicable target bonus were established as follows:

Corporate Performance Goals	Weighting
MIP Adjusted EBITDA	75%
Balanced Scorecard	25%
Total	100%

In 2020 the Human Resources and Compensation Committee also approved the creation of an additional MIP payout pool based on the Company's achievement of an "extreme" level of MIP Adjusted EBITDA performance. This exceptional feature was added in order to provide an extra incentive for management to deliver on its 2020 business plan and achieve exceptional Adjusted EBITDA growth. Pursuant to this feature, 33% of every dollar of the 2020 MIP Adjusted EBITDA achieved by the Company above the normal 200% maximum payout level would fund an additional payout pool for all participants in the MIP. The additional payout pool was capped at an additional 100% payout. We do not anticipate a similar plan design going forward.
The table below shows the threshold, target and maximum for the MIP Adjusted EBITDA goal for fiscal year 2020:

Performance Goal	Threshold	Target	Maximum	Extreme Achievement Maximum
MIP Adjusted EBITDA (($) millions)	$270.0	$315.0	$350.0	$399.4

For 2020, the MIP required achievement of a minimum MIP adjusted EBITDA of $250.0 million in order for any MIP bonuses to become payable (even if the Human Resources and Compensation Committee exercised its discretion with respect to the Balanced Scorecard). For 2020 the payout percentages for MIP Adjusted EBITDA performance goal and the Balanced Scorecard goal for performance at threshold, target and maximum were set as follows:

Performance Goal	Payout at Threshold Performance Level	Payout at Target Performance Level	Payout at Maximum Performance Level	Payout at Extreme Performance Level
MIP Adjusted EBITDA	0%	100%	200%	300%
Balanced Scorecard	0%	100%	200%	n/a

In determining the amount of MIP Adjusted EBITDA for 2020, the Human Resources and Compensation Committee excluded the impact of the following item as an other adjustment approved by the Human Resources and Compensation Committee as permitted by the MIP: $40.55 million for an accrual related to the settlement of two class action antitrust lawsuits brought against the Company in 2018.
Following the completion of the 2020 fiscal year, the MIP payout pool was calculated using data derived from the audited financial results including the above adjustment. For the MIP Adjusted EBITDA performance goal, performance between the threshold and target levels and between the target and maximum levels was determined using straight-line interpolation. In 2020, our MIP Adjusted EBITDA performance was $377.0 million. This resulted in the payout pool from the extreme performance feature being funded in the amount of $8.9 million thereby adding an additional payout of 54.6% to the 2020 payout.
The 2020 Balanced Scorecard included goals for year-over-year improvement on the completion of safety-related Kaizen events, on-time and complete delivery to customers in our Architectural business, price realization in excess of material cost inflation, and employee voluntary turnover in our United States and Canada business and operational locations. After careful review, the Human Resources and Compensation Committee decided that the 2020 performance level for the corporate Balanced Scorecard Metrics was achieved at 125.0% of target.
Based on performance against the pre-established performance goal and consideration of the Balanced Scorecard achievement, the 2020 MIP bonus payment percentage was calculated as follows:

Performance Goals	Financial Weighting	Actual Results	Plan Payout	Weighted Payout
MIP Adjusted EBITDA (($) millions)	75%	$377.0	200.0%	150.0%
Balanced Scorecard Metrics	25%	125.0%	125.0%	31.3%
				181.3%
Extreme Achievement				54.6%
Total Earned Payout				235.9%

The actual 2020 bonus payouts for each NEO eligible to participate in the MIP in 2020 were calculated by multiplying (1) the NEO’s annual base salary, times (2) the NEO’s target bonus percentage, times (3) the final MIP payout percentage of 235.9% for each NEO. Mr. Tiejema's target was increased from 70% to 75% in 2020 in order to move his compensation closer to the peer group median and to increase our ability to retain him.

Applying the above-described formula, the bonuses paid to each NEO eligible to participate in the 2020 MIP were as follows:

Executive	Base Salary	Target Bonus as % of Base Salary	2020 Overall Plan Payout % of Target	2020 Actual Bonus
Howard C. Heckes	$890,000	115%	235.9%	$2,414,437
Russell T. Tiejema	$500,000	75%	235.9%	$884,625
James A. “Tony” Hair	$531,000	75%	235.9%	$939,472
Robert E. Lewis	$453,000	60%	235.9%	$641,176
Randal A. White	$435,000	60%	235.9%	$615,699

Long-Term Equity Incentive Awards
February 2020 Annual Long-Term Incentive Grant
The Human Resources and Compensation Committee believes that a significant portion of the equity awards granted to our executive officers should be earned based on the level of our performance pursuant to the financial and operating objectives described below. Tying a significant portion of the annual equity grants to our long-term performance serves to align a greater portion of our NEOs’ compensation to the achievement of our long-term financial and operating performance objectives and serves as a balance to the MIP, which measures our performance over a one-year period. For 2020, the Human Resources and Compensation Committee determined that the target equity value granted to each NEO would consist of 60% restricted stock units subject to performance-based and time-based vesting conditions, 30% restricted stock units subject only to time-based vesting conditions, and 10% SARs subject only to time-based vesting conditions but which only retain value if our share price remains above the exercise price.
After taking into consideration the results of the 2019 benchmarking study, in addition to individual performance levels and responsibilities and providing an appropriate long-term retention incentive for the NEOs (none of which factors were individually weighted), the Human Resources and Compensation Committee approved target values for long-term incentive grants in 2020 as follows. Mr. Tiejema's target was increased from 135% to 150% of base salary in 2020 in order to move his compensation closer to the peer group median as well as to increase our ability to retain him.

Executive	2020 Target Equity Value as a Percentage of Base Salary
Howard C. Heckes	300%
Russell T. Tiejema	150%
James A. “Tony” Hair	135%
Robert E. Lewis	100%
Randal A. White	100%

On February 25, 2020, the Human Resources and Compensation Committee granted to each of our NEOs an award consisting of the following.

Executive	Performance- Vesting Restricted Stock Units (at Target)	Time-Vesting Restricted Stock Units	Stock Appreciation Rights
Howard C. Heckes	17,549	8,774	11,857
Russell T. Tiejema	5,161	2,580	3,487
James A. "Tony" Hair	4,933	2,466	3,333
Robert E. Lewis	3,117	1,558	2,106
Randal A. White	2,993	1,496	2,022

Performance-Vesting Restricted Stock Units
One-half of the performance-vesting restricted stock units vest on the third anniversary of the date of grant based on the annual improvement (expressed in basis points) in LTIP Adjusted EBITDA Margin during each year of the three-year performance period of 2020 through 2022, with a baseline number being set each year using the year-end results of the prior year. At the end of the three-year performance period, the final results are calculated using the arithmetic average of the three one-year performance periods, with 100% of the units vesting upon achievement at the target level, 50% of the units vesting for performance at the threshold level, and 200% of the units vesting for performance at the maximum level. The remaining one-half of the performance-vesting restricted stock units vest on the third anniversary of the date of grant based on the annual improvement (expressed in basis points) in Return on Invested Capital during each year of the three-year performance period of 2020 through 2022, with a baseline number being set each year using the year-end results of the prior year. At the end of the three-year performance period, the final results are calculated using the arithmetic average of the three one-year performance periods, with 100% of the units vesting upon achievement at the target level, 50% of the units vesting for performance at the threshold level, and 200% of the units vesting for performance at the maximum level. In each case, straight-line interpolation will be used to determine the number of units that will vest if the level of achievement is between threshold and target or between target and maximum and any outstanding units that do not vest once the applicable level of performance has been determined will be automatically forfeited. For purposes of this grant, "LTIP Adjusted EBITDA Margin" means LTIP Adjusted EBITDA for each performance period divided by Net Revenue for the corresponding performance period (each as defined in the “MIP and LTIP Definitions and Reconciliation” section below) and "Return on Invested Capital" is also defined in the same definitions section. In 2020 the Human Resources and Compensation Committee changed Return on Assets to Return on Invested Capital as a performance metric under the LTIP in order to more closely align to reported financial results and better reflect the return to investors of deployed capital investments. The Human Resources and Compensation Committee believes that Adjusted EBITDA Margin and Return on Invested Capital are the most appropriate metrics for measuring financial performance under the LTIP because they encourage management to focus on actions to improve the long-term financial health and performance of the Company. With respect to Adjusted EBITDA Margin, management is incentivized to grow the business profitably versus simply emphasizing revenue growth. With respect to Return on Invested Capital, management is incentivized to achieve growth in an efficient manner while optimizing the amount of investment required to attain desired higher profitability. We believe that these performance targets will be challenging to achieve and will require substantial efforts from management in order to achieve them.
Time-Vesting Restricted Stock Units
We grant a portion of the annual long-term incentive grant in the form of time-vesting restricted stock units to help build ownership in our company and to aid in our ability to retain our management team over a longer time horizon. The time-vesting restricted stock units vest over three years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.
Stock Appreciation Rights
We also grant a portion of the annual long-term incentive grant in the form of SARs in order to encourage actions to increase the value of the Company, to help build ownership in our Company and to aid in our ability to retain our management team over a longer time horizon. The SARs vest over three years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary and expire 10 years after grant. Upon exercise, the SARs are settled in unrestricted Common Shares having an aggregate fair market value equal to the positive difference between the fair market value of a Common Share on the exercise date and the exercise price of the SAR multiplied by the number of shares for which the SAR is exercised. The exercise price of the SARs granted to the NEOs is not less than the fair market value of a Common Share on the grant date.

The number of SARs granted is determined using the Black-Scholes model which calculates the current economic value of a SAR using assumptions that include the exercise price, the term of the award, a risk-free rate of interest, dividend yield, and market volatility.
Each of the awards described above are subject to accelerated vesting under certain circumstances as described below in the "Potential Payments on Termination or Change in Control" section.
2018 Performance-Vesting Restricted Stock Unit Award
In February 2018, the Human Resources and Compensation Committee granted the following target number of performance-vesting restricted stock units to the following NEOs: Mr. Tiejema - 4,725, Mr. Hair - 5,192, Mr. Lewis - 3,629, and Mr. White - 3,076. Mr. Heckes did not join the Company until June 3, 2019, and therefore did not receive an award of 2018 performance-vesting restricted stock units.
As previously disclosed, the performance measures for these awards were 2020 Adjusted EBITDA Margin (targeted at 18.0% for maximum vesting) and 2020 Return on Assets (targeted at 23.5% for maximum vesting) (each as described under the "Performance-Vesting Restricted Stock Units" section of our proxy statement for our 2018 annual meeting of Shareholders).
Following the completion of the 2020 fiscal year, the actual number of units to be earned was calculated using data derived from our audited financial results in assessing actual performance against the performance measures as set forth below. In determining the amount of the 2020 MIP Adjusted EBITDA Margin and Return on Assets for 2020, the Human Resources and Compensation Committee excluded the impact of the following item as an other adjustment approved by the Human Resources and Compensation Committee as permitted by the terms of the 2018 performance-vesting restricted stock units: $40.55 million for an accrual related to the settlement of two class action antitrust lawsuits brought against the Company in 2018.

Performance Goals	Weighting	Actual Results	Award Payout	Weighted Payout
2020 Adjusted EBITDA Margin (%)	50.0%	16.68%	105.4%	52.7%
2020 Return on Assets (%)	50.0%	22.44%	147.2%	73.6%
				126.3%

The actual number of units earned that vested in February 2021 is set forth below (calculated by multiplying the target number of units awarded by the payout percentage):

Executive	Target Award Units	2018 PRSU Award Payout % of Target	Units Earned
Russell T. Tiejema	4,725	126.3%	5,967
James A. "Tony" Hair	5,192	126.3%	6,557
Robert E. Lewis	3,269	126.3%	4,128
Randal A. White	3,076	126.3%	3,884

Timing of Equity Grants
The Human Resources and Compensation Committee follows an equity grant policy that sets forth the timing and approvals required for equity grants. Pursuant to this policy, the Human Resources and Compensation Committee typically makes annual awards of equity at its first scheduled meeting taking place after the release of earnings for the fourth fiscal quarter and the year (generally at the end of February), which meeting date is set in advance. The Board of Directors and the Human Resources and Compensation Committee have in the past made, and may in the future make, limited grants of equity on other dates in order to recognize exceptional performance or contributions, to help retain key employees, to compensate an employee in connection with a promotion, or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join the Company. Our Board and the Human Resources and Compensation Committee may make the foregoing “off-cycle” equity grants to employees who are below the executive level on (i) the last business day prior to the 15th day of each month or (ii) the last business day of each month, whichever date first follows the applicable trigger date. Grants to newly hired or promoted executive level employees are made at meetings of our Board or the Human Resources and Compensation Committee, as the case may be, at which such new hire or promotion is to be considered, and in accordance with applicable laws and regulations. Recognition or special retention grants to executive level employees are made at meetings of our Board or the Human Resources and Compensation Committee, as the case may be, at which such recognition or special retention is to be considered, and in accordance with applicable laws and regulations.

The Human Resources and Compensation Committee has delegated to Mr. Heckes the authority to make limited “off-cycle” grants to employees below the executive level of the types and on the pre-established grant dates described above.
We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law.
Stock Ownership Guidelines
We have stock ownership guidelines that require each of our NEOs and all of our other senior officers to own meaningful equity stakes in Masonite to further align their long-term economic interests with those of our Shareholders. Our stock ownership guidelines require that (1) our Chief Executive Officer owns Common Shares in an amount not less than five times his base salary and (2) all other executive officers (including our NEOs) own Common Shares in an amount not less than three times their respective base salaries. Compliance with these guidelines is measured once per fiscal year on the last day of the first fiscal quarter. Vested SARs and all vested and unvested time-based restricted stock units count as shares for purposes of the guidelines, but unvested SARs do not count. Performance-based restricted stock units only count towards the guideline if and when earned. There is no particular date by which the requisite share ownership level must be achieved; however, until the required level of ownership is achieved, each executive must retain at least fifty percent of the number of Common Shares acquired upon the exercise of SARs or the settlement of any restricted stock units (net of shares forfeited to pay any applicable exercise price and to satisfy any applicable tax withholding). All NEOs had achieved the required level of stock ownership as of the 2020 measurement date of March 29, 2020 except for Mr. Heckes who joined the Company in 2019.
Severance and Change in Control Benefits
Each NEO is entitled to receive severance benefits under the terms of his or her employment agreement upon either termination by us without cause or a resignation by the NEO for good reason. We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Additionally, such severance benefits allow our executives to focus on our objectives and the interests of our Shareholders without concern for their employment security in the event of a termination.

The severance benefits provided upon a qualifying termination of an NEO’s employment in connection with a change in control are higher than severance benefits provided under other qualifying termination events, which is consistent with market practice. The Human Resources and Compensation Committee approved these enhanced change in control severance benefits because it considers maintaining a stable and effective management team to be important to protecting and enhancing the best interests of the Company and its Shareholders. To that end, the Human Resources and Compensation Committee recognizes that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, could result in the departure or distraction of management to the detriment of the Company and its Shareholders. Accordingly, the enhanced severance benefits have been put in place to encourage the attention, dedication and continuity of members of our management team to their assigned duties without the distraction that may arise from the possibility or occurrence of a change in control and concern for their employment security in the event of a termination.
Other Compensation
We provide the following benefits to our NEOs on the same basis provided to all of our U.S. based employees:
•medical, dental and vision insurance;
•401(k) retirement savings plan;
•short- and long-term disability, life insurance, accidental death and dismemberment insurance;
•health, limited purpose health and dependent care flexible spending accounts and/or a health care saving account; and
•various voluntary supplemental insurance products.
Additionally, we provide our executives with more comprehensive physical examinations. Also, upon the hiring of a new executive, we may provide such executive with certain relocation benefits. Finally, each of our NEOs and certain other executives are eligible to participate in a non-qualified deferred compensation plan which permits the NEO to defer base salary and/or bonuses.

We believe these benefits are consistent with those offered by companies with which we compete for employees.
Clawback Policies
Management Incentive Plan
We have implemented a clawback policy under the MIP, which provides that if an employee engages in (i) certain conduct during a plan year which is injurious to the Company or its reputation, (ii) illegal acts, theft, fraud, intentional misconduct or gross negligence related to the employee’s position with the Company or (iii) fraud, gross negligence, or intentional or willful misconduct that contributes to the Company’s financial or operational results that are used to determine the extent to which any MIP award is payable being misstated (regardless of whether we are required to prepare an accounting restatement) that is discovered during or within three years after the relevant plan year, the employee will forfeit his or her right to any MIP award for that plan year and will be required to return to us any amounts relating to previously paid MIP awards for such plan year. The plan administrator of the MIP is responsible for determining whether a recoverable event has occurred based on relevant facts and circumstances. The compensation recovery will be in addition to any other remedies available to the Company for any such behavior.
Equity Incentive Plans
The award agreements under the 2012 Plan and our 2009 Equity Incentive Plan provided, and the award agreements under our 2021 Plan as discussed beginning on page 80 will provide, that if we determine that a participant has materially violated any of the participant’s covenants regarding confidentiality, non-disclosure of confidential information and, during the applicable period of time following such participant’s termination of employment as specified in such award agreement, non-competition and non-solicitation of employees, then the following will result:
•any outstanding awards, whether vested or unvested, will immediately be terminated and forfeited for no consideration;
•if shares have already been distributed to the participant but the participant no longer holds some or all of such shares, the participant must repay us, in cash, an amount equal to the sum of (i) the total amount of any cash previously paid to the participant in respect of the award and (ii) the total amount of any value received by the participant upon any sale of the shares; and

•if shares have been distributed to the participant and the participant continues to hold some or all of the shares, the participant will transfer such shares to the company for no consideration.
Additionally, equity awards granted under the 2012 Plan after December 31, 2014 are subject to, and all equity awards to be granted under the 2021 Plan will be subject to, a clawback policy with terms that are substantially similar to the clawback policy in effect for cash-based incentive compensation under the MIP as described above.
Accounting and Tax Implications
As a general matter, the Human Resources and Compensation Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Human Resources and Compensation Committee also takes into consideration the accounting treatment of such grants.
We account for stock-based compensation in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 Compensation - Stock Compensation, which requires us to recognize compensation expense for share-based payments. The Human Resources and Compensation Committee considers FASB ASC Topic 718 in determining the amounts of long-term incentive grants to executives and employees, awarding both stock appreciation rights and restricted stock units.
Section 162(m) of the Internal Revenue Code, or Section 162(m), limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as "performance-based compensation." This exemption for "performance-based compensation" was repealed, effective for taxable years beginning after December 31, 2017. The Human Resources and Compensation Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.
MIP and LTIP Definitions and Reconciliation
The definitions for each of the financial performance goals for purposes of the 2020 MIP and LTIP awards, as applicable, are as follows:

"Adjusted EBITDA" is defined as net income (loss) attributable to Masonite adjusted to exclude depreciation; amortization; share based compensation expense; loss (gain) on disposal of property, plant and equipment; registration and listing fees; restructuring costs; asset impairment; loss (gain) on disposal of subsidiaries; interest expense (income), net; loss on extinguishment of debt; other (income) expense, net; income tax expense (benefit); loss (income) from discontinued operations, net of tax; and net income (loss) attributable to non-controlling interest. A reconciliation of Adjusted EBITDA to Net income (loss) attributable to Masonite is included on page 83 of our Annual Report on form 10-K for the fiscal year ended January 3, 2021.
"MIP Adjusted EBITDA" is defined as Adjusted EBITDA, as adjusted for any acquisitions or divestitures in the current year using the methodology established by the Human Resources and Compensation Committee, plus transaction costs (including fees and expenses) incurred related to acquisitions or divestitures, plus transaction costs (including fees and expenses) associated with debt or equity offerings, plus costs, expenses or adjustments related to non-budgeted Board initiatives undertaken in the current year, plus conversion costs for new retail business wins, plus or minus any changes to generally accepted accounting principles and other adjustments approved by the Human Resources and Compensation Committee or our Board, and plus or minus the impact of foreign exchange rate fluctuations versus plan.
“LTIP Adjusted EBITDA” is defined as Adjusted EBITDA for a fiscal year, as adjusted for any acquisitions or divestitures using the methodology established by the Human Resources and Compensation Committee, plus transaction costs (including fees and expenses) incurred related to acquisitions or divestitures, plus transaction costs (including fees and expenses) associated with debt or equity offerings, plus or minus any changes to generally accepted accounting principles, plus or minus other adjustments approved by the Human Resources and Compensation Committee and plus or minus the impact of foreign exchange rate fluctuations versus plan.
“Net Revenue" is defined as net sales (as determined in accordance with generally accepted accounting principles), including net sales from any acquisitions or divestitures in the current year using the methodology established by the Human Resources and Compensation Committee, plus or minus any changes to generally accepted accounting principles and other adjustments approved by the Human Resources and Compensation Committee, and plus or minus the impact of foreign exchange rate fluctuations versus plan.
"Return on Invested Capital" means Net Operating Profit after Tax (assuming a 25% tax rate), excluding restructuring charges, loss/gain on sale of subsidiaries and pension settlement charges, divided by Total Assets less Total Non-Debt Liabilities, as adjusted for any changes to generally accepted accounting practices, acquisition or divestitures using the methodology established by the Human Resources and Compensation Committee, FX adjustments to prior year rates and other adjustments as approved by the Human Resources and Compensation Committee.

Summary Compensation Table
The following table summarizes the total compensation earned by each of our named executive officers for services provided to us during the fiscal years ended January 3, 2021 ("2020"), December 29, 2019 ("2019), and December 30, 2018 ("2018").

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Award ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Howard C. Heckes, President and Chief Executive Officer	2020	868,923	320,356	2,294,839	254,992	2,094,081	125,352	5,958,543
	2019	474,039	291,938	499,988	499,994	984,485	97,561	2,848,005

Russell T. Tiejema, Executive Vice President and Chief Financial Officer	2020	486,154	117,375	674,860	74,990	767,250	16,125	2,136,754
	2019	467,116	82,250	757,538	126,894	570,486	15,796	2,020,080
	2018	452,115	-	491,400	122,845	44,272	15,485	1,126,117

James A. "Tony" Hair, President, Global Residential	2020	523,615	124,652	645,045	71,678	814,820	16,182	2,195,992
	2019	512,116	96,563	1,270,484	139,045	669,758	15,932	2,703,898
	2018	500,000	-	539,955	134,990	52,125	15,682	1,242,752

Robert E. Lewis, Senior Vice President, General Counsel and Corporate Secretary	2020	447,000	85,073	407,566	45,291	556,103	19,167	1,560,200
	2019	389,731	-	351,907	87,987	457,776	16,884	1,304,285
	2018	422,500	-	339,950	84,995	35,445	16,764	899,654

Randal A. White, Senior Vice President, Global Operations and Supply Chain	2020	425,769	81,693	391,351	43,484	534,006	15,876	1,492,179
	2019	412,115	62,250	1,081,894	82,987	431,766	17,387	2,088,399
	2018	400,000	250,000	319,930	79,984	33,360	63,178	1,146,452

(1) Amount shown in this column for Mr. Heckes reflects his salary increase which was effective as of July 1, 2020 and the amounts shown for Messrs. Tiejema, Hair, Lewis and White reflect their salary increases which were effective as of July 6, 2020, each as disclosed under the heading above entitled "Compensation Discussion and Analysis - Elements of Our Executives Compensation Program - Base Salary."
(2) For 2020, amounts in this column included the Balanced Scorecard portion of each NEO's annual bonus with respect to 2020, which Balanced Scorecard portion is payable in the discretion of the Human Resource and Compensation Committee of the Board.
(3) Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of restricted stock units granted in 2020, please see Note 12 "Share Based Compensation" in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021. The amounts shown include the grant date fair value of performance-vesting restricted stock units granted in 2020, based on the probable outcome of the related performance conditions at target levels, calculated in accordance with FASB ASC Topic 718. Each grant of performance-vesting restricted stock units is subject to achievement of the applicable performance conditions as described in the heading above entitled "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards - February 2020 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units." The grant date fair value per unit of the performance-vesting restricted stock units are as follows: $87.18 for the annual long-term incentive grants made on February 25, 2020 to each of Messrs. Heckes (17,549 units), Tiejema (5,161 units), Hair (4,933 units), Lewis (3,117 units) and White (2,993 units); and the grant date fair value of each of the performance-vesting restricted stock units granted on February 25, 2020 based on the maximum level of performance is as follows: Mr. Heckes $3,059,844 (35,098 units); Mr. Tiejema, $899,872 (10,322 units); Mr. Hair, $860,118 (9,866 units); Mr. Lewis $543,480 (6,234 units); and Mr. White, $521,859 (5,986 units); and the grant date fair value per unit of the time-vesting restricted stock units granted on February 25, 2020 is $87.18.

(4) Amounts in this column reflect the aggregate grant date fair value of SARs granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For discussion of the assumptions made in the valuation of SARs granted in 2020, please see Note 12 "Share Based Compensation" in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021. The grant date fair value per SAR of the SARs granted on February 25, 2020 is $21.5056.
(5) Amounts shown in this column represent an amount equal to the annual performance-based cash bonuses that were earned under the MIP for 2020, less the portion of the bonus represented by the Balanced Scorecard, which portion is included in the Bonus column, and paid in the following year. See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Annual Cash Incentive Bonus" for a description of the bonuses for fiscal year 2020.
(6) Amounts shown in this column for 2020 include company contributions to our 401(k) plan of $14,250 for each NEO; taxable fringe benefits paid by us for group term life insurance of $3,612 for Mr. Heckes, $1,875 for Mr. Tiejema, $1,932 for Mr. Hair, $4,917 for Mr. Lewis and $1,626 for Mr. White; $60,000 housing allowance for Mr. Heckes; and moving expenses of $47,490 for Mr. Heckes.

Employment Agreements
On December 31, 2018, the Company entered into new employment agreements with each of Messrs. Hair, Tiejema, Lewis and White.  These employment agreements superseded and replaced the employment agreements between the Company and each of Messrs. Hair, Tiejema, Lewis, and White, the terms of which expired on that date, and the employment offer letter between the Company and Mr. White. The employment agreements provide for a term that commences on December 31, 2018 and expires on December 31, 2021, unless earlier terminated. On June 3, 2019 the Company entered into an employment agreement with Mr. Heckes for a term that commences on June 3, 2019 and expires on December 31, 2021, unless earlier terminated.
Howard C. Heckes
Pursuant to his employment agreement, Mr. Heckes continues to serve as as our President and Chief Executive Officer. Mr Heckes' base salary was increased from $850,000 to $890,000 in 2020 and he is eligible to receive an annual bonus targeted at 115% of his base salary, subject to the achievement of applicable performance goals.
Russell T. Tiejema
Pursuant to his employment agreement, Mr. Tiejema continues to serve as our Executive Vice President and Chief Financial Officer. Mr. Tiejema’s base salary was increased from $470,000 to $500,000 in 2020 and he is eligible to earn an annual bonus targeted at 75% of his base salary in 2020 (increased from his 2019 target of 70%), subject to the achievement of applicable performance goals.
James A. “Tony” Hair
Pursuant to his employment agreement, Mr. Hair continues to serve as our President, Global Residential. Mr. Hair’s base salary was increased from $515,000 to $531,000 in 2020 and he is eligible to earn an annual bonus targeted at 75% of his base salary, subject to the achievement of applicable performance goals.

Robert E. Lewis
Pursuant to his employment agreement, Mr. Lewis continues to serve as our Senior Vice President, General Counsel and Corporate Secretary. Mr. Lewis' base salary was increased from $440,000 to $453,000 in 2020 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals.
Randal A. White
Pursuant to his employment agreement, Mr. White continues to serve as our Senior Vice President, Global Operations and Supply Chain. Mr. White's base salary was increased from $415,000 to $435,000 in 2020 and he is eligible to earn an annual bonus targeted at 60% of his base salary, subject to the achievement of applicable performance goals.
All of our NEOs are eligible to participate in our Deferred Compensation Plan (as discussed in greater detail below) and all of our employee benefit plans, including the 401(k) Retirement Savings Plan and are entitled to four weeks of vacation per year. In addition, all of our NEOs are subject to covenants, during the term of their employment and for a period of 24 months thereafter, not to (i) engage in any business that competes with us, (ii) solicit customers, or (iii) solicit or hire our employees.

Grants of Plan Based Awards for 2020

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Howard C. Heckes
Annual Cash Bonus		511,750	1,023,500	2,047,000	-	-	-
Performance-Vesting RSU	02/25/20				8,775	17,549	35,098
Time-Vesting RSUs	02/25/20	-	-	-	-	-	-
Time-Vesting SARs	02/25/20	-	-	-	-	-	-

Russell T. Tiejema
Annual Cash Bonus		187,500	375,000	750,000	-	-	-
Performance-Vesting RSUs	02/25/20	-	-	-	2,581	5,161	10,322
Time-Vesting RSUs	02/25/20	-	-	-	-	-	-
Time-Vesting SARs	02/25/20	-	-	-	-	-	-

James A. “Tony” Hair
Annual Cash Bonus		199,125	398,250	796,500	-	-	-
Performance-Vesting RSUs	02/25/20	-	-	-	2,467	4,933	9,866
Time-Vesting RSUs	02/25/20	-	-	-	-	-	-
Time-Vesting SARs	02/25/20	-	-	-	-	-	-

Robert E. Lewis
Annual Cash Bonus		135,900	271,800	543,600
Performance-Vesting RSUs	02/25/20	-	-	-	1,559	3,117	6,234
Time-Vesting RSUs	02/25/20	-	-	-	-	-	-
Time-Vesting SARs	02/25/20	-	-	-	-	-	-

Randal A. White
Annual Cash Bonus		130,500	261,000	522,000	-	-	-
Performance-Vesting RSUs	02/25/20	-	-	-	1,497	2,993	5,986
Time-Vesting RSUs	02/25/20	-	-	-	-	-	-
Time-Vesting SARs	02/25/20	-	-	-	-	-	-

(1) The amounts set forth in the "Threshold," "Target" and "Maximum" columns above indicate the threshold, target and maximum amounts for each of the NEOs under our 2020 MIP (determined without regard to the Balanced Scorecard portion of the 2020 MIP, which is discretionary, and any possible application of the Extreme Achievement). The actual payouts were approved by the Human Resources and Compensation Committee on February 22, 2021 and the portions of the payout that are net of the Balanced Scorecard portion of the 2020 MIP (but which include the application of the Extreme Achievement) are included in the "Non-Equity Incentive Plan Compensation column" on the Summary Compensation Table. The amounts shown in the “Target” column reflect a bonus target of 115% of base salary for Mr. Heckes, 75% of base salary for each of Messrs. Tiejema and Hair, and 60% of base salary for each of Messrs. Lewis and White. For a more complete description of the 2020 MIP, including discussion of the application of the Extreme Achievement and the actual payouts thereunder, see the heading above entitled “Compensation Discussion and Analysis-Elements of Our Executive Compensation Program - Annual Cash Incentive Bonus."
(2) With respect to the performance-vesting restricted stock units granted to each NEO, the amounts set forth in the "Threshold," "Target" and "Maximum" columns above correspond to the number of shares that would be earned by each such NEO upon achievement of the applicable 2022 Adjusted EBITDA Margin and Return on Invested Capital performance measures at the specified threshold, target and maximum levels, respectively. Subject to achievement of the applicable performance measure, the performance-vesting restricted stock units are scheduled to vest on the third anniversary of the date of grant. See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2020 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units" for a description of these performance-vesting restricted stock units and the applicable performance measures. These performance-vesting restricted stock units are subject to achievement of the applicable performance conditions as described in the heading above entitled "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2020 Annual Long-Term Incentive Grant-Performance-Vesting Restricted Stock Units.

Grants of Plan Based Awards 2020 (continued)

Named Executive Officer	All Other Stock Awards Number of Shares or Units (#)(3)	All Other Option Awards Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Howard C. Heckes
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	1,529,922
Time-Vesting RSUs	8,774	-	-	764,917
Time-Vesting SARs	-	11,857	87.18	254,992

Russell T. Tiejema
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	449,936
Time-Vesting RSUs	2,580	-	-	224,924
Time-Vesting SARs	-	3,487	87.18	74,990

James A. “Tony” Hair
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	430,059
Time-Vesting RSUs	2,466	-	-	214,986
Time-Vested SARs	-	3,333	87.18	71,678

Robert E. Lewis
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	271,740
Time-Vesting RSUs	1,558	-	-	135,826
Time-Vesting SARs	-	2,106	87.18	45,291

Randal A. White
Annual Cash Bonus	-	-	-	-
Performance-Vesting RSUs	-	-	-	260,930
Time-Vesting RSUs	1,496	-	-	130,421
Time-Vesting SARs	-	2,022	87.18	43,484

(3) The time-vesting restricted stock units granted on February 25, 2020 to each NEO are scheduled to vest over 3 years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.
(4) The time-vesting SARs granted on February 25, 2020 to each NEO are scheduled to vest over 3 years, with 33% vesting on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary. The grants were issued with an exercise price of $87.18 per share. Proceeds upon the exercise of the SARs will equal the market value of our stock at the time of exercise less the exercise price times the number of shares exercised.
(5) Amounts in this column reflect the grant date fair value of the restricted stock units and SARs granted to each NEO in 2020 in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of such awards, please see Note 12 "Share Based Compensation Plans" in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021. The amounts shown include the grant date fair value of performance-vesting restricted stock units granted in 2020, based on the probable outcome of the related performance conditions at target levels, calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	SARs
Name	Number of Securities Underlying Unexercised SARs (# Exercisable)	Number of Securities Underlying Unexercised SARs (# Unexercisable)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs (#)	SAR Exercise Price ($)	SAR Expiration Date
Howard C. Heckes	18,692	37,953	-	57.06	06/03/29
		11,857	-	87.18	02/25/30

Russell T. Tiejema	4,855	-	-	77.00	02/27/27
	4,352	2,243	-	65.00	02/27/28
	2,646	5,374	-	57.52	02/22/29
		3,487	-	87.18	02/25/30

James A. "Tony" Hair	4,767	-	-	58.37	02/28/26
	5,518	-	-	77.00	02/27/27
	4,783	2,464	-	65.00	02/27/28
	2,900	5,888	-	57.52	02/25/29
	-	3,333		87.18	02/25/30

Robert E. Lewis	8,700			32.68	08/06/23
	4,910			58.37	02/28/26
	3,637			77.00	02/27/27
	3,011	1,552		65.00	02/27/28
	1,835	3,726		57.52	02/25/29
		2,106		87.18	02/25/30

Randal A. White	-	1,460	-	65.00	02/27/28
	-	3,515	-	57.52	02/25/29
	-	2022	-	87.18	02/25/30

(1) Represents the unvested portion of the number of SARs granted. SARs vest over a three-year period at 33% one year from grant date, 33% two years from grant date, and 34% three years from the grant date. For each grant of SARs, the grant date is the date that is 10 years prior to the SAR expiration date for such grant.

Outstanding Equity Awards at Fiscal Year-End (continued)

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Howard C. Heckes	15,820(2)	1,555,739	-	-

			17,549(5)	1,725,769

Russell T. Tiejema	-	-	-	-
	-	-	-	-
	-	-	-	-
	9,740(6)	957,832	-	-
	-	-	5,967(3)	586,795
	-	-	5,515(4)	542,345
	-	-	5,161(5)	507,533

James A. "Tony" Hair	-	-	-	-
	-	-	-	-
	-	-	-	-
	-	-	-	-
	6,744(7)	663,205	-	-
	-	-	6,557(3)	644,815
	-	-	6,043(4)	594,269
	-	-	4,933(5)	485,111

Robert E. Lewis	-	-	-	-
	-	-	-	-
	-	-	-	-
	4,260(8)	418,928	-	-
	-	-	4,128(3)	405,948
	-	-	3,824(4)	376,052
	-	-	3,117(5)	306,526

Randal A. White	13,821(9)	1,359,157	-	-
	-	-	3,884(3)	381,953
	-	-	3,607(4)	354,712
			2,993(5)	294,332

(2) Represents the unvested portion of 15,820 restricted stock units granted to Mr. Heckes on June 3, 2019, which vests 33% on June 3, 2020, 33% on June 3, 2021, and 34% on June 3, 2022; and (ii) 8,774 restricted stock units granted to Mr. Heckes on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33% on February 25, 2022, and thirty-four percent (34%) on February 25, 2023.
(3) Represents the unvested performance-vesting restricted stock units granted in February 2018. Shares were earned based on the Company's achievement of the applicable 2020 Adjusted EBITDA Margin and 2020 Return on Assets at the end of the 2020 fiscal year and vested on February 27, 2021. On February 22, 2021, the Human Resources and Compensation Committee approved the Company's performance results at 126.3% achievement of target results (which is the amount shown in this table). See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-2018 Performance-Vesting Restricted Stock Awards" for additional detail.
(4) Represents the unvested performance-vesting restricted stock units granted to each of Messrs. Tiejema, Hair, Lewis and White in February 2019 which are scheduled to vest on February 25, 2022, subject to achievement of the applicable Adjusted EBITDA Margin and Return on Assets at the end of the 2021 fiscal year. Amounts shown represent the number of shares that would be earned by each of the NEOs upon achievement of the applicable 2021 Adjusted EBITDA Margin and Return on Assets performance measures at the target levels. The maximum number of shares that may be earned by each NEO are as follows: Mr. Tiejema: 11,030; Mr. Hair, 12,086; Mr. Lewis, 7,648 and Mr. White, 7,214.
(5) Represents the unvested performance-vesting restricted stock units granted to each NEO in February 2020 which are scheduled to vest on February 25, 2023, subject to achievement of the applicable Adjusted EBITDA Margin and Return on Assets at the end of the 2022 fiscal year. Amounts shown represent the number of shares that would be earned by each of the NEOs upon achievement of the applicable 2022 Adjusted EBITDA Margin and Return on Invested Capital performance measures at the target levels. The maximum number of shares that may be earned by each NEO are as follows: Mr. Heckes, 35,098; Mr. Tiejema, 10,322; Mr. Hair, 9,866; Mr. Lewis, 6,234; and Mr. White, 5,986. See "Compensation Discussion and Analysis-Elements of Our Executive Compensation Program-Long-Term Equity Incentive Awards-February 2020 Annual Long-Term Incentive Grant Performance Vesting Restricted Stock Units" for a description of the performance-vesting restricted stock units and the applicable performance measures.
(6) Represents the unvested portion in the aggregate of (i) 2,835 restricted stock units granted to Mr. Tiejema on February 27, 2018, which vests twenty-five percent (25%) on February 27, 2019, twenty-five percent (25%) on February 27, 2020, and fifty percent (50%) on February 27, 2021; (ii) 3,309 restricted stock units granted to Mr. Tiejema on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; (iii) 4,346 restricted stock units granted to Mr. Tiejema on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iv) 2,580 restricted stock units granted to Mr. Tiejema on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023.
(7) Represents the unvested portion in the aggregate of: (i) 3,115 restricted stock units granted to Mr. Hair on February 27, 2018, which vests twenty-five percent (25%) on February 27, 2019, twenty-five percent (25%) on February 27, 2020, and fifty percent (50%) on February 27, 2021; (ii) 3,626 restricted stock units granted to Mr. Hair on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; (iii) 2,466 restricted stock units granted to Mr. Hair on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023.
(8) Represents the unvested portion in the aggregate of (i) 1,961 restricted stock units granted to Mr. Lewis on February 27, 2018, which vests twenty-five percent (25%) on February 27, 2019, twenty-five percent (25%) on February 27, 2020, and fifty percent (50%) on February 27, 2021; (ii) 2,294 restricted stock units granted to Mr. Lewis on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iii) 1,558 restricted stock units granted to Mr. Lewis on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023.
(9) Represents the unvested portion in the aggregate of (i) 1,846 restricted stock units granted to Mr. White on February 27, 2018, which vests twenty-five percent (25%) on February 27, 2019, twenty-five percent (25%) on February 27, 2020, and fifty percent (50%) on February 27, 2021; (ii) 2,164 restricted stock units granted to Mr. White on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iii) 13,038 restricted stock units granted to Mr. White on February 25, 2019, which vests twenty-five percent (25%) on February 25, 2020, twenty-five percent (25%) on February 25, 2021, and fifty percent (50%) on February 25, 2022; and (iv) 1,496 restricted stock units granted to Mr. White on February 25, 2020, which vests thirty-three percent (33%) on February 25, 2021, thirty-three percent (33%) on February 25, 2022, and thirty-four percent (34%) on February 25, 2023.

SAR Exercises and Stock Vested for 2020
The following table provides information regarding the amounts received by our named executive officers upon the vesting of restricted stock units and the exercise of SARs during the year ended January 3, 2021.

	SARs AWARDS		STOCK AWARDS
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Howard C. Heckes	—	—	3,469	253,619
Russell T. Tiejema	2,528	256,356	3,693	289,096
James A. "Tony" Hair	5,769	560,132	16,995	1,022,111
Robert E. Lewis	4,858	396,594	1,866	142,965
Randal A. White	1,765	179,024	4,262	346,218

(1) Value realized on exercise of SARs is calculated based on the difference between the per share price of our stock at the time of exercise and the exercise price of such SARs.
(2) Value realized on vesting of restricted stock units is calculated by multiplying the number of restricted stock units that vested by the per share price of our stock on the applicable vesting date.

Nonqualified Deferred Compensation for 2020
The following table provides information regarding contributions, earnings and balances for our named executive officers under our nonqualified deferred compensation plan.

Named Executive Officer	Executive Contributions in 2020 ($)(1)	Aggregate Earnings in 2020 ($)(2)	Aggregate Withdrawals/ Distributions in 2020 ($)(3)	Aggregate Balance at January 2, 2021 ($)(4)
Howard C. Heckes	-	-	-	-
Russell T. Tiejema	-	-	-	-
James A. "Tony" Hair	-	-	-	-
Robert E. Lewis	-	-	-	-
Randal A. White	-	-	-	-

(1) Represents the amounts that the NEO elected to defer in 2020 under the Deferred Compensation Plan. These represent compensation earned by the NEO in 2020 and are therefore also reported in the appropriate columns in the “Summary Compensation Table” for 2020 as described above.
(2) Represents the gross amounts withdrawn from the account of the NEO under the Deferred Compensation Plan.
(3) Represents the net amounts credited to the account of the NEO under the Deferred Compensation Plan as a result of the performance of the securities in which the account was invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings/losses, and thus are not reported in the “Summary Compensation Table” as described above.
(4) Represents the amount of the NEO's account balance under the Deferred Compensation Plan at the end of 2020. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in previous years are as follows:

Named Executive Officer	Amounts Previously Reported ($)
Howard C. Heckes	-
Russell T. Tiejema	-
James A. "Tony" Hair	-
Robert E. Lewis	-
Randal A. White	-

Deferred Compensation Plan
The Masonite International Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) is an unfunded non-qualified deferred compensation plan that permits certain key employees to defer a portion of their compensation to a future time. Eligible employees may elect to defer a portion of their base salary, bonus and/or restricted stock units and eligible directors may defer a portion of their director fees or restricted stock units under the Deferred Compensation Plan. All contributions to the plan on behalf of the participant are fully vested (other than restricted stock unit deferrals which remain subject to the vesting terms of the applicable equity incentive plan) and are placed into a grantor trust, commonly referred to as a "rabbi trust." Although we are permitted to make matching contributions under the terms of the Deferred Compensation Plan, we have not elected to do so. The Deferred Compensation Plan invests the base salary and bonus contributions in diversified securities from a selection of investments chosen by the participants who may periodically reallocate the assets in their respective accounts. Participants are entitled to receive the benefits in their accounts upon separation of service or upon a specified date, with benefits payable as a single lump sum or in annual installments. In the event of a change in control, each participant’s account will be distributed in the form of a single lump-sum payment on the second anniversary of the change in control, unless such participant elects, during the 12-month period beginning on the change in control, to receive a single lump-sum payment or installments commencing on either (i) any specified date that is at least 5 years after the second anniversary of the change in control or (ii) the seventh anniversary of the change in control.

Potential Payments on Termination or Change in Control
NEO Employment Agreements
The employment agreements entered into with each of our NEOs entitle them to receive the payments and benefits described below upon each termination and change in control event described below.
Termination without cause or for good reason, other than in connection with a change in control
If the employment of an NEO is terminated by us other than for cause or disability (as defined below), or if an NEO resigns for good reason (as defined below), and such termination is not in connection with a change in control, he will be entitled to receive:
•a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he would have been paid if he had remained employed by us; and
•continued payment of base salary for 24 months if the date of termination is more than two years after the NEO became employed by the Company, and for 12 months if the date of termination is less than two years after the NEO became an employee of the Company; and
•continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to such NEO’s date of termination (i.e., at active employee rates).
Termination without cause or for good reason in connection with a change in control
In the event the employment of an NEO is terminated by us other than for cause or disability, or by an NEO for good reason, either during the two year period following a change in control or if such NEO’s employment is terminated at the request of a third party or otherwise arises in anticipation of a change in control, he will be entitled to receive:
•a lump sum payment of an amount equal to a pro-rata portion of the annual bonus, based on actual performance, that he would have been paid if he had remained employed by us; and
•a lump sum payment equal to two times the sum of base salary and the average amount of such NEO’s annual bonuses earned during the two calendar years immediately preceding the date of termination; and

•continued participation in our medical, dental and hospitalization coverage for 24 months on the same terms and conditions as immediately prior to such NEO’s date of termination (i.e., at active employee rates).
If any payments or benefits provided to an NEO in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for such executive.
Termination upon expiration of the term
If the term of an NEO's employment agreement expires without the Company offering to renew it on the same terms and conditions upon the expiration of the term, such NEO will be entitled to receive:
•continued payment of base salary for 24 months; and
•continued participation in our medical, dental and hospitalization coverage for 12 months on the same terms and conditions as immediately prior to his date of termination (i.e., at active employee rates).
Release and Restrictive Covenants
All severance payments to our NEOs are subject to the execution and non-revocation of an effective release in our favor and the NEO’s continued compliance with the restrictive covenants set forth in his employment agreement.

Definitions
For purposes of all of the employment agreements:
"cause" is generally defined as:
•conviction of, or plea of no contest to a felony (other than in connection with a traffic violation);
•the NEO’s continued failure to substantially perform his or her material duties under the employment agreement;
•an act of fraud or gross or willful material misconduct;
•any act of workplace harassment which exposes the Company to risk of material civil or criminal legal damages and materially adversely affects the Company's business or reputation; or
•a material breach by the NEO of the restrictive covenants of the employment agreement.
"change in control" means:
•an acquisition of more than 50% of our voting securities (other than acquisitions from or by us);
•an acquisition of more than 30% of our voting securities in one or a series of related transactions during any 12-month period (other than acquisition from or by us);
•certain changes in a majority of the board of directors;
•a merger or consolidation of the Company other than a merger or consolidation in which the Company is the surviving entity (other than a recapitalization in which no person or entity acquires more than 50% of our voting securities); or
•a sale or disposition of at least 40% of the total gross fair market value of our assets, other than a sale or disposition of all or substantially all of our assets to a person or entity that owns more than 50% of our voting securities.

"disability" is generally defined as the NEO being unable to perform his material duties under the employment agreement due to illness, physical or mental disability or other similar incapacity that continues for 180 consecutive days or 240 days in any 24-month period.
"good reason" is generally defined as:
•any material diminution or material adverse change to the applicable NEO’s title, duties or authorities;
•a reduction in the NEO’s base salary or target bonus, except for a base salary reduction of up to 10% as part of across-the-board reductions in base salary for all senior executives;
•a material adverse change in the applicable NEO’s reporting responsibilities or the assignment of duties substantially inconsistent with his or her position or status with the Company;
•a relocation of the NEO’s primary place of employment to a location more than 25 miles further from his or her primary residence than the current location of the Company’s offices;
•any material breach by the Company of the material provisions of the employment agreement or any other agreement with the Company or its affiliates;
•the failure of any successor of the Company to assume in writing the obligations under the employment agreement; or
•any material diminution in the aggregate value of employee benefits provided to the NEO on the effective date of the employment agreement; however, if such reduction occurs at any time other than within the 2 year period following a change in control, such NEO will not have good reason for across-the-board reductions in benefits applicable to all senior executives.
NEO Equity Award Agreements
The equity award agreements governing the outstanding restricted stock units and stock appreciation rights held by the NEOs provide for certain accelerated vesting of the underlying award, as summarized below:

Change in Control
For purposes of the 2012 Plan and the 2009 Plan and the applicable equity award agreements, a "change in control" generally has the same meaning as set forth in the employment agreements with the NEOs as described above.
With respect to all unvested restricted stock units and stock appreciation rights granted on or after July 2, 2013, if within 30 days prior or 24 months following the completion of a change in control or at any time prior to a change in control at the request of a prospective purchaser whose proposed purchase would constitute a change in control upon its completion, the participant’s employment is terminated either without "cause" or by the participant for "good reason" (each as defined above for the NEOs), any such awards will become fully vested on the date of such termination of employment.
Death or Disability
If a participant’s employment is terminated due to death or disability, all awards will become fully vested. With respect to any performance-based restricted stock units, the number of units subject to such accelerated vesting will be counted at target.
For purposes of the 2012 Plan and the 2009 Plan and the applicable equity award agreements, a "disability" generally means the inability of a participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Summary of Potential Payments upon Termination and/or Change of Control
The following table sets forth, for each of our NEOs the amount of the severance payments and benefits and the accelerated vesting of the restricted stock units and stock appreciation rights that the NEO would have been entitled to under the various termination and change in control events described above, assuming they had terminated employment on December 31, 2020.

Summary of Potential Payments upon Termination and/or Change of Control (continued)
		Cash Severance ($)	Pro-Rata Bonus ($)(1)	Health and Welfare Benefits ($)(2)	Accelerated Vesting of RSUs ($)(3)	Accelerated Vesting of SARs ($)(4)	Total ($)
Howard C. Heckes	Without Cause/For Good Reason Without a CIC	890,000(5)	2,094,081	707	-	-	2,094,788
	Without Cause/For Good Reason in connection with a CIC	2,504,283(6)	-	1,413	3,281,507	1,699,023	7,486,228
	Termination upon Expiration of the Employment Agreement	1,780,000(7)	-	707	-	-	890,707
	Death or Disability	-	-	-	3,281,507	1,699,024	4,980,531

Russell T. Tiejema	Without Cause/For Good Reason Without a CIC	1,000,000(5)	767,250	20,504	-	-	1,787,754
	Without Cause/For Good Reason in connection with a CIC	2,337,736(6)	-	41,007	2,594,504	333,063	5,306,311
	Termination upon Expiration of the Employment Agreement	1,000,000(7)	-	20,504	-	-	1,020,504
	Death or Disability	-	-	-	2,594,504	333,063	2,927,567

James A. "Tony" Hair	Without Cause/For Good Reason Without a CIC	1,062,000(5)	814,820	23,441	-	-	1,900,261
	Without Cause/For Good Reason in connection with a CIC	2,546,578(6)	-	46,883	2,387,400	359,694	5,340,555
	Termination upon Expiration of the Employment Agreement	1,062,000(7)	-	23,441	-	-	1,085,441
	Death or Disability	-	-	-	2,387,400	359,694	2,747,094

Robert E. Lewis	Without Cause/For Good Reason Without a CIC	906,000(5)	556,103	23,441	-	-	1,485,544
	Without Cause/For Good Reason in connection with a CIC	1,919,879(6)	-	46,883	1,507,454	227,342	3,701,557
	Termination upon Expiration of the Employment Agreement	906,000(7)	-	23,441	-	-	929,441
	Death or Disability	-	-	-	1,507,454	227,342	1,734,796

Randal A. White	Without Cause/For Good Reason Without a CIC	870,000(5)	534,006	22,361	-	-	1,426,367
	Without Cause/For Good Reason in connection with a CIC	1,835,772(6)	-	44,722	2,390,154	214,724	4,485,372
	Termination upon Expiration of the Employment Agreement	870,000(7)	-	22,361	-	-	892,361
	Death or Disability	-	-	-	2,390,154	214,724	2,604,878

(1) Represents the full annual cash performance bonus amount for 2020.
(2) Represents the value of continued health and welfare benefits at active employee rates, based upon the NEO’s benefit election as of January 1, 2021, for a period of 12 months upon a termination without cause or for good reason without a change in control or due to expiration of the employment agreement, or 24 months upon a termination without cause or for good reason with a change in control, as applicable.
(3) Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of restricted stock units that receive accelerated vesting as a result of the applicable termination of employment, by (y) the closing stock price on December 31, 2020 of $98.34. The value of accelerated performance-vesting restricted stock units is calculated assuming that the applicable performance measures are achieved at the target levels.

(4) Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to SARs that receive accelerated vesting as a result of the applicable termination of employment, by (y) the difference between the closing price per share of our common stock on December 31, 2020 of $98.34, and the applicable exercise price of the SAR.
(5) Represents a cash severance amount equal to 24 months of base salary if the date of termination is more than two years after the NEO became employed by the Company (in the case of Messrs. Tiejema, Hair, Lewis and White), or 12 months of base salary if the date of termination is less than two years after the NEO became an employee of the Company (in the case of Mr. Heckes).
(6) Represents a cash severance amount equal two times (2x) the sum of base salary and the average amount of the NEO’s annual cash performance bonuses, if any, earned during the two calendar years immediately preceding the calendar year in which the date of termination occurred (i.e., 2020 and 2019).
(7) Represents a cash severance amount equal to 24 months of base salary.

CEO PAY RATIO DISCLOSURE
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of our employees (other than the CEO).
In determining the median employee for fiscal 2020, we used our employee population on December 31, 2020, consisting of approximately 10,253 employees, representing 6,084 U.S. employees and 4,169 non-U.S. employees. Contract employees and employees on leave of absence were excluded. In addition, under SEC rules, we are permitted to exclude up to 5% of our non-U.S. employees provided that all employees from those jurisdictions are excluded. We excluded an aggregate of 424 employees under this exemption (Malaysia - 260, China - 4 and The Czech Republic - 160). After taking into account this de minimis exemption, 9,829 employees, including 3,745 non-U.S. employees, were considered in identifying the median employee. The total of these excluded employees represented 4.1% of our employee population.
As permitted under SEC rules, to determine our median employee we used annual taxable compensation as derived from our tax and/or payroll records. We believe that taxable compensation encompasses all of the principal methods of compensation that we use for our employees and provides a reasonable estimate of annual compensation for our employees. Furthermore, in identifying our median employee, wages and salaries were annualized for employees who were not employed for the full 2020 fiscal year.
After identifying our median compensated employee, we then calculated the annual total compensation for our median compensated employee using the same methodology used for our CEO as set forth in the Summary Compensation Table of this proxy statement. Below is the calculation of our CEO pay ratio:
Mr. Heckes’ 2020 Total Annualized Compensation $5,958,543
Masonite Median Employee 2020 Total Annual Compensation      $45,237
Ratio of Mr. Heckes’ Compensation to Median Employee Compensation 132:1
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
In considering their vote, we urge Shareholders to review the information on our compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis on pages 33 to 71, as well as the discussion regarding the Human Resources and Compensation Committee on page 17.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding. Although this resolution is non-binding, the Board and the Human Resources and Compensation Committee value the opinions of our Shareholders and will review and consider the voting results when making future compensation decisions for our NEOs. We currently intend to hold this vote annually. The next such vote will be held at the Company’s 2022 annual general meeting.
We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is integral to attracting, retaining and rewarding qualified NEOs.
The text of the resolution in respect of Proposal no. 2 is as follows:
RESOLVED, that, the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in "Corporate Governance; Board and Committee Matters - Board Committees; Membership - Audit Committee" on page 16 of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with Ernst & Young LLP ("EY"), the Company’s independent registered public accounting firm. The Audit Committee also discussed with EY the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board ("PCAOB"). In addition, the Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended January 3, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board:
Jonathan F. Foster (Chair)
Peter R. Dachowski
Jay I. Steinfeld

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)
Our consolidated financial statements for the fiscal year ended January 3, 2021 have been audited by Ernst & Young LLP, our independent registered public accounting firm (“EY”). On the recommendation of the Audit Committee, the Board recommends the appointment of EY as the independent registered public accounting firm for the fiscal year ended January 2, 2022 and to authorize the Board to fix its remuneration for such term.
A representative of EY is expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.
Service Fees Paid to the Independent Registered Public Accounting Firm
EY began acting as our independent auditors with respect to the audit of our financial statements beginning with the 2017 fiscal year. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee is responsible for the audit fee negotiations associated with the appointment of EY as our independent registered public accounting firm for the fiscal year ending January 3, 2021.
The fees charged by EY for professional services rendered in connection with all audit and non-audit related matters for the years ended January 3, 2021 and December 29, 2019 were as follows:

Type of Fees	2020 ($)	2019 ($)
Audit Fees	2,726,136	2,862,082
Audit-Related Fees	15,000	15,000
Tax Fees	560,619	510,662
All Other Fees	—	29,555
Totals	3,301,755	3,417,299

Independent Registered Public Accountants-Fee Information
Audit Fees
Fees for audit services in 2020 and in 2019 consisted of (a) audits of the Company’s annual consolidated financial statements, (b) reviews of the Company’s quarterly condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and (c) annual stand-alone statutory audits. Fees for audit services in 2019 also included (a) comfort letter procedures related to the Company’s issuance of debt and (b) procedures associated with new financial accounting standards.
Audit-Related Fees
Audit-related services principally include assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements, or other filings that are not captured under "Audit Fees" above. In 2020 and 2019, audit-related fees were related to audit procedures performed over the Company’s Ireland pension scheme.
Tax Fees
Tax services in 2020 and 2019 consisted of professional services rendered by EY for international transfer pricing analysis and documentation tax planning, income tax compliance and various VAT, US sales and use tax and international customs matters.
All Other Fees
There were no other fees in 2020. Other fees in 2019 included the Company’s use of EY’s online research tool and permitted risk assessment advisory services
The Audit Committee considered whether EY’s provision of the above non-audit services is compatible with maintaining such firm’s independence and satisfied itself as to EY’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with the SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation for and reviewing the performance of the independent auditors. In exercising this responsibility, the Audit Committee has established pre-approval policies with respect to audit and permissible non-audit services to be provided by the independent auditors and the related fees. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific limit above which separate pre-approval is required. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve permissible non-audit services and fees. Any action taken in this regard is reported to the Audit Committee at the next scheduled Audit Committee meeting.
The Board requests that Shareholders approve the appointment of EY and authorize the Board to fix EY’s remuneration for such term. This appointment will be dependent on no other independent registered public accounting firm being put forward at the meeting and receiving more "FOR" votes than EY. If the approval of this appointment (or the appointment of an alternate registered public accounting firm) does not occur, then the BCBCA provides that the current auditors, EY, will continue to act for the Company until such time as the Shareholders approve successor auditors.
THE BOARD RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS TO SERVE UNTIL THE NEXT ANNUAL GENERAL MEETING OF THE COMPANY AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO FIX THE AUDITOR’S REMUNERATION.

APPROVAL OF THE MASONITE INTERNATIONAL CORPORATION
2021 OMNIBUS INCENTIVE PLAN
(PROPOSAL 4)

Overview
Our Board approved and adopted the Masonite International Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”) on March 10, 2021, subject to the approval of our Shareholders. The Board is seeking Shareholder approval of the 2021 Plan in order (i) for incentive stock options to meet the requirements of the Internal Revenue Code (the “Code”) and (ii) to comply with the NYSE listing standards. The aggregate number of Common Shares that may be issued pursuant to awards under the 2021 Plan will be equal to the sum of (a) 880,000 Common Shares, plus (b) the number of Common Shares reserved for purposes of the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below) that is in excess of the number of Common Shares subject to outstanding awards granted under the Prior Plan plus (c) the number of Common Shares subject to awards outstanding under the Prior Plan as of the Effective Date that, on or after the Effective Date, are canceled, forfeited, expire or otherwise terminate without the issuance of such shares, subject to adjustment in accordance with the terms of the 2021 Plan.
The Board believes that the approval of the 2021 Plan by our Shareholders will benefit the compensation structure and strategy of Masonite. Masonite’s ability to attract, retain and motivate top quality officers, employees, non-employee directors, consultants and advisors is material to our success, and the Board has concluded that this would be enhanced by the ability to make grants under the 2021 Plan. In addition, the Board believes that the interests of Masonite and our Shareholders will be advanced if Masonite can offer our employees, non-employee directors, consultants and advisors the opportunity to acquire or increase their proprietary interests in Masonite.
A summary of the material terms of the 2021 Plan is set forth below. This summary is qualified in its entirety by reference to the complete text of the 2021 Plan, a copy of which is attached as Appendix A to this Proxy Statement. We urge the Shareholders to read the entire 2021 Plan carefully before voting on this proposal.
If approved by the Shareholders, the 2021 Plan will become effective on the date of the 2021 annual meeting of Shareholders (the “Effective Date”). No further awards will be granted under the Prior Plan on or after the Effective Date (other than restricted stock unit awards granted to non-employee directors under the Prior Plan on the Effective Date).

Summary of Sound Governance Features of the 2021 Plan
The Board and the Human Resources and Compensation Committee (referred to in this description of the 2021 Plan, as the "Committee") believe that the 2021 Plan contains several features that are consistent with the interests of our Shareholders and sound corporate governance practices, including:
•No "evergreen" provision. The number of Common Shares available for issuance under the 2021 Plan is fixed and will not automatically replenish without subsequent Shareholder approval or adjust based upon the number of Common Shares outstanding.
•Option exercise prices and stock appreciation right strike prices may not be lower than the fair market value on the grant date. The 2021 Plan prohibits granting options with exercise prices and stock appreciation rights ("SARs") with strike prices lower than the fair market value of a Common Share on the grant date, except in connection with Substitute Awards (as defined below).
•No repricing without Shareholder approval. The 2021 Plan prohibits the cash buyout of underwater options or SARs and the repricing of outstanding options or SARs without Shareholder approval, except in connection with certain corporate transactions involving Masonite.
•Minimum vesting requirements. The 2021 Plan provides that awards granted under the plan (other than cash-based awards) may vest no earlier than the first anniversary of the grant date, subject to certain exceptions set forth in the 2021 Plan relating to (i) Substitute Awards, (ii) Common Shares delivered in lieu of fully vested cash obligations, (iii) awards granted to non-employee directors that are not covered by clause (ii) above and that vest on the earlier of the one-year anniversary of the grant date and the next annual Shareholder's meeting that is a last 50 weeks after the prior year's annual meeting and (iv) awards with respect to a maximum of 5% of the number of Common Shares authorized for issuance under the 2021 Plan.
•No dividends or dividend equivalents on unvested awards. To the extent an award provides for or includes a right to dividends or dividend equivalents, such dividends or dividend equivalents will remain subject to any vesting requirements to the same extent as the applicable awards and may be paid only if such vesting requirements are satisfied. No dividends or dividend equivalents will be paid on options or SARs.

•No "single-trigger" vesting. The 2021 Plan does not provide for automatic "single-trigger" vesting in the event of a "change in control" of Masonite.
•Awards subject to "clawback" policy. Awards granted under the 2021 Plan will be subject to Masonite's "clawback" policy, as described on page 50 of this Proxy Statement.
•No liberal share recycling. Common Shares tendered or withheld to pay the exercise price of an option, Common Shares withheld to pay the withholding taxes related to awards, Common Shares that are not issued as a result of a net settlement of a SAR, and Common Shares reacquired by Masonite on the open market or otherwise with the proceeds of an option or SAR exercise will not again be available for issuance under the 2021 Plan.
•No tax gross-ups. The 2021 Plan does not provide for any tax gross-ups.
•No automatic grants. The 2021 Plan does not provide for automatic grants to any participants.
The Committee retained FW Cook, its independent compensation consultant, to assist in the design of the 2021 Plan and the determination of the number of Common Shares available for issuance under the plan. FW Cook reviewed, among other things, the terms of the 2021 Plan, potential dilution, potential burn rate and our historical grant practices. Based on its analysis, FW Cook expressed its support for the 2021 Plan, including the number of Common Shares available for issuance under the plan.
Material Terms of the 2021 Plan
Purpose. The purpose of the 2021 Plan is to provide a means for Masonite to attract, retain and motivate key personnel and to provide a means whereby our officers, employees, directors, consultants and advisors acquire and maintain an equity interest in Masonite, or be paid incentive compensation, including incentive compensation measured by reference to the value of our Common Shares, thereby strengthening their commitment to our welfare and aligning their interests with those of our Shareholders.
Eligibility. Awards under the 2021 Plan may be granted to employees, non-employee directors, consultants and advisors of Masonite or our affiliates (collectively referred to as the “Company Group”). As of March 1, 2021, nine non-employee directors and approximately 10,460 employees, consultants and advisors would be eligible to participate in the 2021 Plan.

Administration. The 2021 Plan will be administered by the Committee. Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2021 Plan. The Committee is authorized to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent and under what circumstances awards may be settled in, or exercised for, cash, Common Shares, restricted stock, or other property, or cancelled, forfeited or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended; (vi) to modify, extend or renew an award, in accordance with the terms of the 2021 Plan; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the 2021 Plan and any instrument or agreement relating to, or award granted under, the 2021 Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee may deem appropriate for the proper administration of the 2021 Plan; (ix) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other awards, or other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the participant or of the Committee and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2021 Plan. Unless otherwise expressly provided in the 2021 Plan, all designations, determinations, interpretations and other decisions under or with respect to the 2021 Plan or any award or any documents evidencing awards granted pursuant to the 2021 Plan are within the sole discretion of the Committee, may be made at any time, and are final, conclusive and binding upon all persons or entities, including, without limitation, Masonite, any participant, any holder or beneficiary of any award and any of our Shareholders.
Awards Subject to the 2021 Plan. The 2021 Plan provides that the aggregate number of Common Shares that may be issued pursuant to awards under the 2021 Plan will be equal to the sum of (a) 880,000 Common Shares, plus (b) the number of Common Shares reserved for purposes of the Prior Plan on the Effective Date that is in excess of the number of Common Shares subject to outstanding awards granted under the Prior Plan plus (c) the number of Common Shares subject to awards outstanding under the Prior Plan as of the Effective Date that, on or after the Effective Date, are cash-settled, canceled, forfeited, expire or otherwise terminate without the issuance of such shares, subject to adjustment in accordance with the terms of the 2021 Plan (collectively, the “Share Reserve”). The maximum number of Common Shares for which incentive stock options may be granted is equal to the Share

Reserve. Except for Substitute Awards (as described below), to the extent that an award (or an award under the Prior Plan) expires or is cancelled, forfeited, terminated, settled in cash, or otherwise is settled without issuance to the participant of the full number of Common Shares to which the award (or an award under the Prior Plan) related, the unissued shares will again be available for grant under the 2021 Plan. In no event will (i) Common Shares tendered or withheld in payment of the exercise price of an option, (ii) Common Shares tendered or withheld in payment of any tax withholding obligations with respect to an award, (iii) Common Shares not issued upon the settlement of a SAR that settles in Common Shares or (iv) Common Shares purchased on the open market with cash proceeds from the exercise of options or SARs, again become available for grant under the 2021. Any Common Shares received by a participant in connection with the exercise of an option or SAR that are subsequently repurchased by Masonite will be deemed delivered for purposes of determining the number of Common Shares available for issuance or transfer under the 2021 Plan. If a SAR is granted in tandem with an option, such grant will apply only once against the Share Reserve. Any award settled in cash and any dividend equivalents distributed under the 2021 Plan will not be counted against the Share Reserve.
No award may be granted under the 2021 Plan after the tenth anniversary of the Effective Date, but awards granted before then may extend beyond that date. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by Masonite or with which Masonite combines (the “Substitute Awards”), and such Substitute Awards will not be counted against the Share Reserve, except that Substitute Awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above.
Minimum Vesting Requirement. Any awards that are payable in Common Shares under the 2021 Plan will vest no earlier than the first anniversary of the grant date of the award, except that this limitation will not apply to: (i) Substitute Awards; (ii) Common Shares delivered in lieu of fully vested cash obligations; (iii) awards granted to non-employee directors that are not covered by clause (ii) above and that vest on the earlier of the first anniversary of the grant date or the next annual meeting of Shareholders that occurs before such first anniversary (but at least 50 weeks after the prior year’s annual meeting); and (iv) awards with respect to a maximum of 5% of the Share Reserve (subject to adjustment under the 2021 Plan). The Committee may also provide for accelerated vesting or exercisability of an award, including in connection with a participant’s retirement, death, disability or in connection or following with a change in control.

Limitations on Awards to Non-Employee Directors. Under the 2021 Plan, the aggregate value of cash compensation and the grant date fair value of Common Shares that may be awarded or granted during any calendar year period to a non-employee director in respect of the director’s service as a member of the Board during such calendar year will not exceed $640,000.
Grants. All awards granted under the 2021 Plan will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, upon the attainment of Performance Goals (as defined below).
Options. Under the 2021 Plan, the Committee may grant nonqualified stock options and incentive stock options with terms and conditions determined by the Committee that are not inconsistent with the 2021 Plan; except that all stock options granted under the 2021 Plan are required to have a per share exercise price that is not less than 100% of the fair market value of a Common Share underlying such options on the date such options are granted (other than options that are Substitute Awards), and all options that are intended to qualify as “incentive stock options” must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as “incentive stock options,” and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for options granted under the 2021 Plan will be ten years from the initial date of grant, or with respect to any options intended to qualify as “incentive stock options,” such shorter period as prescribed by Section 422 of the Code. However, if an option would expire at a time when the participant is subject to a prohibition (including pursuant to a “blackout period” imposed by Masonite), the term will automatically be extended to the 30th day following the end of such period. The purchase price for Common Shares as to which an option is exercised may be paid to Masonite, to the extent permitted by law (i) in cash, check or cash equivalent; (ii) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the participant delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell Common Shares otherwise issuable upon the exercise of the option and to deliver promptly to Masonite an amount equal to the exercise price or (iii) by such other method as the Committee may permit in its sole discretion, including, without limitation, a “net exercise” procedure effected by withholding the minimum number of Common Shares otherwise issuable in respect of an option that is needed to pay the exercise price.
Stock Appreciation Rights. The Committee may grant SARs under the 2021 Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2021 Plan. The Committee may award SARs in tandem with or independent of any option. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, Common Shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (a) the fair market value on the exercise date of one Common Share over (b) the strike price per Common Share covered by the SAR, times (ii) the number of Common Shares covered by the SAR, less any taxes that are statutorily required to be withheld. The strike price per Common Share covered by a SAR will be determined by the Committee at the time of grant but in no event may such amount be less than 100% of the fair market value of a Common Share on the date the SAR is granted (other than SARs that are Substitute Awards).
Restricted Stock and Restricted Stock Units. The Committee may grant restricted stock awards for Common Shares or restricted stock units (“RSUs”) representing the right to receive, upon vesting and the expiration of any applicable restricted period, one Common Share for each RSU, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted stock, subject to the other provisions of the 2021 Plan, the holder will generally have the rights and privileges of a shareholder as to such restricted stock, including, without limitation, the right to vote such restricted stock.
Performance Awards. The Committee may grant any award under the 2021 Plan in the form of a performance-based award by conditioning the vesting, exercisability or settlement of the award on the satisfaction of certain Performance Goals. For purposes of this Proxy Statement, “Performance Goals” means specific levels of performance of Masonite (and/or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of Masonite, or any combination of the foregoing), which are established by the Committee and which may be determined in accordance with GAAP or on a non-GAAP basis on, without limitation, the following measures: (i) gross or net revenue or gross or net revenue growth, (ii) earnings per Common Share (basic or diluted and/or before or after taxes), (iii) net income (before or after taxes) per Common Share, (iv) profit (before or after taxes), (v) net earnings (before or after taxes), (vi) net income (before or after taxes), (vii) operating income or net operating profit (before or after taxes), (viii) cash flow or cash conversion measures (including, without limitation, operating cash flow, free cash flow, discounted cash flow, cash flow in excess of cost of capital, days on hand, days sales outstanding or days payable outstanding), which may but are not required to be measured on a per-share basis, (ix) actual or adjusted earnings before or after one or more of the following: interest, taxes, depreciation, amortization and restructuring costs (including, without limitation, EBIT, EBITDA or EBITDAR), (x) gross or net sales, (xi) share price (including, without limitation, growth measures or total shareholder return, which may but are not required to be measured relative to assets or peers), (xii) financial return measures (including, without limitation, return on assets, net assets, capital, employed capital, invested capital, equity, investment or sales), (xiii) measures of economic value added or other “value creation” metrics, (xiv) cost reduction targets, (xv) measures of customer satisfaction or customer retention, (xvi) customer growth, (xvii) employee satisfaction, employment practices and employee benefits or employee retention, (xviii) supervision of litigation or information technology, (xix) gross or net margin (including, without limitation, EBITDA margin), (xxx) gross or net profit or gross or net profit growth, (xxxi) asset growth, (xxxii) market share or competitive market metrics, (xxxiii) cost of capital, debt leverage, year-end cash position, book value, tangible book value or cash book value, which may but are not required to be measured on a per-share basis, (xxxiv) dividend yield, (xxxv) expenses, expense ratio management or general and administrative expense savings, (xxxvi) same-store sales or same-stores sales growth, (xxxvii) system-wide sales or system-wide sales growth, (xxxviii) traffic or customer counts, (xxxix) productivity ratios, (xl) new product sales or timely completion of new product rollouts, (xli) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations, (xlii) asset quality, (xliii) inventory control, (xliv) enterprise value, (xlv) timely launch of new facilities, (xlvi) operating efficiency, (xlvii) gross or net operating margin, (xlviii) working capital, (xlix) license revenues, (l) royalty income, (li) specified objectives with regard to limiting the level of increase in all or a portion of Masonite’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Masonite, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee, (lii) reduction in operating expenses, (liii) comparisons of continuing operations to other operations, (liv) measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, divestitures of subsidiaries and/or affiliates or joint ventures, other monetization or liquidity events relating to subsidiaries, or other corporate transactions, capital-raising transactions, or expansions of specific business operations or meeting divisional or project budgets), (lv) safety, (lvi) price realization, (lvii) customer service or (lviii) any combination of the foregoing. The performance goals may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of Masonite (or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of Masonite, or any combination of the foregoing), or any such performance goals may be measured relative to the performance of a selected group of other companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

Other Equity-Based Awards and Other Cash-Based Awards. The Committee may grant other equity-based or cash-based awards under the 2021 Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2021 Plan.
Effects of Certain Events on the 2021 Plan and Awards. In the event of any change in the capital structure of Masonite by reason of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination or reclassification of shares that may be issued under the 2021 Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (an “Extraordinary Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the 2021 Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding award granted under the 2021 Plan, (iii) the purchase price thereof and/or (iv) any applicable performance measures, will be appropriately adjusted. In addition, in the event of any change in the capital structure or business of Masonite that is not an Extraordinary Event, including by reason of any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of shares, or any sale or transfer of all or substantially all of Masonite’s assets or business, then the Committee, in its sole discretion, may adjust any award and make such other adjustments to the Plan. Any adjustment based on an Extraordinary Event or other event described in this paragraph will be consistent with the event and in such manner as the Committee, in its sole discretion, deems appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants under the 2021 Plan.
Change in Control. In the event of a “change in control” of Masonite (as defined in the 2021 Plan), except as otherwise provided by the Committee in an award agreement, outstanding awards under the 2021 Plan will be subject to the applicable transaction agreement. Such transaction agreement may provide, without limitation, subject to the consummation of the applicable transaction: for the assumption or substitution of outstanding awards by the surviving corporation or its parent; for the continuation of the outstanding awards by Masonite (if Masonite is a surviving corporation); for accelerated vesting and, if applicable, exercisability of, or lapse of restrictions on outstanding awards; or for the cancellation of outstanding awards with consideration, or solely in the case of an underwater option or SAR, without consideration, in all cases, without the consent of the participant. Outstanding awards do not have to be uniformly treated the same way under the transaction agreement. In the event that a change in control occurs and there is no assumption, substitution or continuation of awards as described above, the

Committee in its discretion may provide that some or all awards will vest and, if applicable, become exercisable or the restrictions on such awards will lapse as of immediately before the change in control.
Amendment and Termination. The Board may amend, suspend or terminate the 2021 Plan or any portion thereof at any time, subject to (i) participant consent for any such amendment, suspension or termination that impairs the rights of such participant and (ii) shareholder approval for certain material amendments and to the extent that shareholder approval is required under applicable law or listing requirements. For the avoidance of doubt, other than in connection with a change in control or an equitable adjustment, the Committee may not without shareholder approval (a) lower the exercise price of an option or SAR after it is granted or take any other action with the effect of repricing such award after it is granted, or (b) cancel an option or SAR in exchange for cash or another award.
Dividends and Dividend Equivalents. The Committee in its sole discretion may provide as part of an equity award for dividends or dividend equivalents. However, with respect to any equity award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that the award is outstanding, the dividends or dividend equivalents will either (i) not be paid or credited with respect to the award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable award and be paid only at the time or times that the vesting requirements are satisfied. No dividends or dividend equivalents will be paid on options or SARs.
Clawback. A participant’s rights with respect to any award under the 2021 Plan will be subject to any right that Masonite may have under its clawback policy or other agreement with the participant or any right or obligation that Masonite may have to clawback incentive-based compensation under applicable law.
Tax Consequences
The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the 2021 Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.
Nonqualified Stock Options. No taxable income is realized by a participant upon the grant of a stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Common Shares for which the option is exercised over the aggregate option exercise price. Income and payroll taxes are required to be withheld by the participant’s employer (and the employee must pay his or her share of payroll taxes) on the amount of ordinary income resulting to the participant from the exercise of an option. The amount recognized as income by the participant is generally deductible by the participant’s employer for federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to some executives under Section 162(m) of the Code. The participant’s tax basis in Common Shares acquired by exercise of an option will be equal to the exercise price plus the amount taxable as ordinary income to the participant.
Upon a sale of Common Shares received by the participant upon exercise of the option, any gain or loss will generally be treated for U.S. federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of that share. The participant’s holding period for shares acquired upon the exercise of an option begins on the date of exercise of that option.
Incentive Stock Options. No taxable income is realized by a participant upon the grant or exercise of an incentive stock option; except that the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. If Common Shares are issued to a participant after the exercise of an incentive stock option and if no disposition of those shares is made by that participant within two years after the date of grant of the option or within one year after the receipt of those shares by that participant, then:
•upon the sale of those shares, any amount realized in excess of the option exercise price will be taxed to that participant as a long-term capital gain; and
•the applicable member of the Company Group will be allowed no deduction.
If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, that disposition would be a “disqualifying disposition,” and generally:
•the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise, or, if less, the amount realized on the disposition of the shares, over the option exercise price; and
•the applicable member of the Company Group will be entitled to deduct that amount.
Any other gain realized by the participant on that disposition will be taxed as short-term or long-term capital gain and will not result in any deduction to us. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option. Subject to some exceptions for disability or death, an incentive stock option generally will not be eligible for the U.S. federal income tax treatment described above if it is exercised more than three months following a termination of employment.
Stock Appreciation Rights. Upon the exercise of a SAR, the participant will recognize compensation income in an amount equal to the cash received plus the fair market value of any Common Shares received from the exercise. The participant’s tax basis in the Common Shares received on exercise of the SAR will be equal to the compensation income recognized with respect to the shares. The participant’s holding period for shares acquired upon the exercise of a SAR begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the SAR, whether the income is paid in cash or shares. Upon the exercise of a SAR, the participant’s employer will generally be entitled to a deduction in the amount of the compensation income recognized by the participant, subject to the requirements of Section 162(m) of the Code, if applicable.
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Restricted stock that is subject to a substantial risk of forfeiture generally results in income recognition by the participant (and a corresponding withholding obligation) in an amount equal to the excess of the fair market value of the shares over the purchase price, if any, of the restricted stock at the time the restrictions lapse. However, if permitted by Masonite, a recipient of restricted stock may make an election under Section 83(b) of the Code to instead be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted Common Shares that are not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income (subject to corresponding withholding) in an amount equal to the fair market value of the shares at the time of grant. A recipient of RSUs, performance awards or other stock-based awards (other than restricted stock) will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the Common Shares received at settlement. In each of these cases, the applicable member of the Company Group will have a corresponding tax deduction at the same time the participant recognizes such income, subject to the limitations of Section 162(m) of the Code, if applicable.
New Plan Benefits
As of the date of this Proxy Statement, no awards have been granted under the 2021 Plan. Awards under the 2021 Plan may be made at the discretion of the Committee, and any awards that may be made and any benefits and amounts that may be received or allocated under the 2021 Plan in the future are not determinable at this time.

Consistent with our annual director compensation program, our Board will grant a restricted stock unit award under the Prior Plan to each of our non-employee directors other than the Non-Executive Chairman of the Board having a grant date fair value of $100,000 and to our Non-Executive Chairman of the Board having a grant date fair value of $150,000 in connection with the director's re-election to our Board at the Meeting. See "Director Compensation" beginning on page 25 of this Proxy Statement for information regarding our director compensation program.
For more information concerning the number of Common Shares available for issuance under the Prior Plan and the outstanding awards under the Prior Plan, see "Securities Authorized for Issuance Under Equity Compensation Plans" below.
As of the record date for the Meeting, the closing price of our Common Shares was $119.66.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about our Common Shares that may be issued upon exercise of options, warrants and rights under the 2012 Plan, the Masonite International Corporation 2009 Plan and the Masonite International Corporation 2014 Employee Stock Purchase Plan. All outstanding awards relate to Common Shares. Information is as of January 3, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders.......	730,219(2)	62.97	1,438,977(5)
Equity compensation plans not approved by security holders(1).......	1,558(3)	20.19	—
Total	731,777	62.56	1,438,977

(1) Under applicable Canadian laws, the 2009 Plan was not required to be approved by security holders. For additional information concerning our equity compensation plans, see the discussion in Note 12 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 3, 2021.
(2) Consists of outstanding (i) stock appreciation rights under the 2012 Plan covering an aggregate of 73,780 Common Shares, calculated assuming the SARs were converted to Common Shares using a price of $98.34 per Common Share, the closing price of our Common Shares on NYSE on December 31, 2020, and (ii) restricted stock unit awards under the 2012 Plan covering an aggregate of 656,439 Common Shares, some of which are subject to time-based vesting and some of which are subject to performance-based vesting. The number of shares to be issued in respect of performance-based restricted stock unit awards has been calculated based on the assumption that the maximum levels of performance applicable to these awards will be achieved.

(3) Consists of outstanding stock appreciation rights under the 2009 Plan covering an aggregate of 1,558 Common Shares, calculated assuming the SARs were converted to Common Shares using a price of $98.34 per Common Share, the closing price of our Common Shares on the NYSE on December 31, 2020.
(4) Reflects the weighted average exercise price of stock appreciation rights only. As restricted stock unit awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).
(5) Includes 653,821 shares available for future issuance under the Masonite International Corporation 2014 Employee Stock Purchase Plan.

In addition to the foregoing, the following table provides information about our Common Shares that may be issued upon exercise of options, warrants and rights under the 2012 Plan, the Masonite International Corporation 2009 Plan and the Masonite International Corporation 2014 Employee Stock Purchase Plan. All outstanding awards relate to Common Shares. Information is as of March 1, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders.......	471,525(2)	68.46	1,245,389(5)
Equity compensation plans not approved by security holders(1).......	1,599(3)	20.19	—
Total	473,124	68.06	1,245,389

(1) Under applicable Canadian laws, the 2009 Plan was not required to be approved by security holders. For additional information concerning our equity compensation plans, see the discussion in Note 8 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 3, 2021.
(2) Consists of outstanding (i) stock appreciation rights under the 2012 Plan covering an aggregate of 87,940 Common Shares, calculated assuming the SARs were converted to Common Shares using a price of $109.72 per Common Share, the closing price of our Common Shares on the NYSE on February 26, 2021, and (ii) restricted stock unit awards under the 2012 Plan covering an aggregate of 383,585 Common Shares, some of which are subject to time-based vesting and some of which are subject to performance-based vesting. The number of shares to be issued in respect of performance-based restricted stock unit awards has been calculated based on the assumption that the maximum levels of performance applicable to these awards will be achieved.
(3) Consists of outstanding stock appreciation rights under the 2009 Plan covering an aggregate of 1,599 Common Shares, calculated assuming the SARs were converted to Common Shares using a price of $109.72 per Common Share, the closing price of our Common Shares on the NYSE on February 26, 2021.
(4) Reflects the weighted average exercise price of stock appreciation rights only. As restricted stock unit awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b). The weighted-average remaining term of the appreciation awards is 7.56 years.
(5) Includes 645,524 shares available for future issuance under the Masonite International Corporation 2014 Employee Stock Purchase Plan.

THE BOARD RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
It is currently contemplated that our 2022 annual meeting of Shareholders will take place on May 12, 2022. In accordance with the rules established by the SEC, any Shareholder proposal submitted pursuant to Rule 14a-8 to be included in the Proxy Statement and form of proxy for that meeting must be received by us by November 26, 2021. In order for your proposal to be included in the Proxy Statement and form of proxy, the proposal must comply with the requirements established by the SEC, the BCBCA and our Current Articles. If you would like to submit a Shareholder proposal to be included in our proxy materials, you should send your proposal to our Corporate Secretary at the Company’s principal executive office located at 2771 Rutherford Road, Concord, Ontario, Canada L4K 2N6.
Our Articles require the timely notice of certain information to be provided by any Shareholder who proposes director nominations for consideration at a Shareholders’ meeting. Failure to deliver a proposal in accordance with these requirements may result in it not being deemed timely received. To be timely, notice of a director nomination must be received by our Corporate Secretary at the registered office or the principal executive office of the Company no less than 30 days nor more than 65 days before the date of the 2022 annual general meeting, subject to certain exceptions as described in the Articles. As such, assuming the 2022 annual general meeting is held on May 12, 2022, any such director nominations submitted for consideration at such meeting must be received no earlier than March 8, 2022 and no later than April 12, 2022 in order for it to be deemed timely received.
Pursuant to the BCBCA, a registered or beneficial Shareholder who holds no less than 1/100 of the issued Common Shares of the Company and provided those shares have a fair market value of no less than Cdn$2,000 (approximately US$1,603.31 as of March 15, 2021), may submit a proposal (other than a proposal to appoint a director as outlined above) for consideration at an annual general meeting of the Company (a "BCBCA Proposal"). In order to be valid, the proposal must meet several technical requirements, including a requirement that the proposal be for a valid purpose relating to the business and affairs of the Company, and that the form of proposal is delivered to the registered office of the Company no less than three months prior to the anniversary of the last annual general meeting of the Company. If a Shareholder submits a BCBCA Proposal for consideration at the 2022 annual general meeting outside the processes of Rule 14a-8 of the Exchange Act, and that submission occurs after the close of business on February 13, 2022, assuming the Meeting is held on May 13, 2021, then the Company would not need to include such proposal with the notice of meeting and other meeting materials for the 2022 annual general meeting and, in accordance with the BCBCA and the Articles of the Company, could prohibit that matter from being considered at that meeting.
OTHER BUSINESS
Management knows of no other matter that will come before the Meeting. However, if any further business properly comes before the Meeting or any adjournments or postponements of the Meeting, the persons named as proxies in the accompanying form of proxy will vote them in accordance with their discretion and judgment on such matters.
ANNUAL REPORT
We have provided each Shareholder whose proxy is being solicited hereby access to a copy of our Annual Report on Form 10-K filed with the SEC for the year ended January 3, 2021, without exhibits. Written requests for additional copies should be directed to: Masonite International Corporation, 1242 East 5th Avenue, Tampa, FL 33605 Attention: Corporate Secretary. Exhibits will be provided upon written request to the Corporate Secretary and payment of an appropriate processing fee.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and notices with respect to two or more Shareholders sharing the same address by delivering a single Proxy Statement or a single notice addressed to those Shareholders. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single Proxy Statement or notice to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a paper copy of the Proxy Statement and annual report by contacting Masonite Investor Relations, by mail at 1242 East 5th Avenue, Tampa, Florida 33605, by telephone at (813) 877-2726, or by email at investorrelations@masonite.com.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. We are an electronic filer, and the SEC maintains an Internet website at www.sec.gov that contains the reports and other information we file electronically.
Our website address is www.masonite.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. To access these filings, go to our website, www.masonite.com, and click on "For Investors", then "Investor Relations", then "Financials", and then "SEC Filings." The information provided on or accessible through our website is not part of this proxy statement.
By Order of the Board,
Robert E. Lewis
Senior Vice President,
General Counsel and Corporate Secretary

APPENDIX "A"

MASONITE INTERNATIONAL CORPORATION

2021 OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Masonite International Corporation 2021 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to adverse tax consequences under Section 409A of the Code.

2.2    “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award, as amended from time to time.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to (i) the commission by the Participant of any indictable offense which carries a maximum penalty of imprisonment; (ii) perpetration by the Participant of an illegal act or fraud with respect to the Company; (iii) continuing failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the

Committee; or (iv) the Participant’s willful misconduct or gross negligence with regard to the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

2.6    “Change in Control” has the meaning set forth in Section 5.4(d).

2.7    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.8    “Committee” means the Human Resources & Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Human Resources & Compensation Committee or subcommittee exists, the Board.

2.9    “Common Stock” means the common shares without par value in the capital of the Company.

2.10    “Company” means Masonite International Corporation, a British Columbia corporation, and its successors by operation of law.

2.11    “Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates.

2.12    “Disability” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.13    “Effective Date” means the effective date of the Plan as defined in Article XV.

2.14    “Eligible Employees” means each employee of the Company or an Affiliate.

2.15    “Eligible Individual” means any Eligible Employee, Non-Employee Director or Consultant.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.17    “Fair Market Value” means, on a given date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

2.18    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.19    “GAAP” means generally accepted accounting principles.

2.20    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.21    “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.22    “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.23    “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.24    “Other Cash-Based Award” means an Award granted pursuant to Section 11.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as provided by the Committee in the applicable Award Agreement.

2.25    “Other Stock-Based Award” means an Award under Article XI of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.26    "Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.27    “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.28    “Performance Award” means an Award granted to a Participant pursuant to Article X hereof contingent upon achieving certain Performance Goals.

2.29    “Performance Goals” means specific levels of performance of the Company (and/or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of the Company, or any combination of the foregoing), which are established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, and which may be determined in accordance with GAAP or on a non-GAAP basis on, without limitation, the following measures: (i) gross or net revenue or gross or net revenue growth, (ii) earnings per share of Common Stock (basic or diluted and/or before or after taxes), (iii) net income (before or after taxes) per share of Common Stock, (iv) profit (before or after taxes), (v) net earnings (before or after taxes), (vi) net income (before or after taxes), (vii) operating income or net operating profit (before or after taxes), (viii) cash flow or cash conversion measures (including, without limitation, operating cash flow, free cash flow, discounted cash flow, cash flow in excess of cost of capital, days on hand, days sales outstanding or days payable outstanding), which may but are not required to be measured on a per-share basis, (ix) actual or adjusted earnings before or after one or more of the following: interest, taxes, depreciation, amortization and restructuring costs (including, without limitation, EBIT, EBITDA or EBITDAR), (x) gross or net sales, (xi) stock price (including, without limitation, growth measures or total stockholder return, which may but are not required to be measured relative to assets or peers), (xii) financial return measures (including, without limitation, return on assets, net assets, capital, employed capital, invested capital, equity, investment or sales), (xiii) measures of economic value added or other “value creation” metrics, (xiv) cost reduction targets, (xv) measures of customer satisfaction or customer retention, (xvi)

customer growth, (xvii) employee satisfaction, employment practices and employee benefits or employee retention, (xviii) supervision of litigation or information technology, (xix) gross or net margin (including, without limitation, EBITDA margin), (xxx) gross or net profit or gross or net profit growth, (xxxi) asset growth, (xxxii) market share or competitive market metrics, (xxxiii) cost of capital, debt leverage, year-end cash position, book value, tangible book value or cash book value, which may but are not required to be measured on a per-share basis, (xxxiv) dividend yield, (xxxv) expenses, expense ratio management or general and administrative expense savings, (xxxvi) same-store sales or same-stores sales growth, (xxxvii) system-wide sales or system-wide sales growth, (xxxviii) traffic or customer counts, (xxxix) productivity ratios, (xl) new product sales or timely completion of new product rollouts, (xli) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations, (xlii) asset quality, (xliii) inventory control, (xliv) enterprise value, (xlv) timely launch of new facilities, (xlvi) operating efficiency, (xlvii) gross or net operating margin, (xlviii) working capital, (xlix) license revenues, (l) royalty income, (li) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee, (lii) reduction in operating expenses, (liii) comparisons of continuing operations to other operations, (liv) measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, divestitures of subsidiaries and/or affiliates or joint ventures, other monetization or liquidity events relating to subsidiaries, or other corporate transactions, capital-raising transactions, or expansions of specific business operations or meeting divisional or project budgets), (lv) safety, (lvi) price realization, (lvii) customer service or (lviii) any combination of the foregoing. In addition, such performance goals may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company (or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of the Company, or any combination of the foregoing), or any such performance goals may be measured relative to the performance of a selected group of other companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

2.30    “Performance Period” means the period designated during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.31    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

2.32    “Plan” means this Masonite International Corporation 2021 Omnibus Incentive Plan, as amended from time to time.

2.33    “Prior Plan” means the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan.

2.34    “Reference Stock Option” has the meaning set forth in Section 8.1.

2.35    “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article IX.

2.36    “Restriction Period” has the meaning set forth in Section 9.3(a) with respect to Restricted Stock.

2.37    “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.38    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.39    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.40    “Stock Appreciation Right” or “SAR” shall mean the right pursuant to an Award granted under Article VIII.

2.41    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VII.

2.42    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.43    “Substitute Awards” has the meaning set forth in Section 4.1(c).

2.44    “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.45    “Ten Percent Stockholder” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.46    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.47    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such Consultant’s consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to adverse tax consequences under Section 409A of the Code.

2.48    “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.49    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of such Eligible Employee’s employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to adverse tax consequences under Section 409A of the Code.

2.50    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1    The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Awards; (v) Other Stock-Based Awards, including restricted stock units; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances Awards may be settled in cash, shares of Common Stock, Restricted Stock or other property or canceled or suspended;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition or exercise of such Award;

(j) to modify, extend or renew an Award, subject to Article XII and Section 7.4(l), provided, however, that such action does not subject the Award to adverse tax consequences under Section 409A of the Code without the consent of the Participant; and

(k) solely to the extent permitted by applicable law (including, without limitation, Section 13(k) of the Exchange Act), to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3    Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall materially impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5    Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to Section 3.5(a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the

Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.6    Indemnification. To the maximum extent permitted by applicable law and the Amended and Restated Articles of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Amended and Restated Articles of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE RESERVE AND LIMITS

4.1    Shares.

(a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed the sum of (x) 880,000 shares plus (y) the number of shares of Common Stock reserved for purposes of the Prior Plan on the Effective Date that is in excess of the number of shares of Common Stock subject to outstanding awards granted under the Prior Plan plus (z) the number of shares of Common Stock subject to awards outstanding under the Prior Plan as of the Effective Date that, on or after the Effective Date, are cash-settled, canceled, forfeited, expire or otherwise terminate without the issuance of such shares (subparts (x), (y) and (z) collectively, the “Share Reserve”) (subject to any increase or decrease pursuant to Article V). The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. On or after the Effective Date, no new awards may be granted under the Prior Plan (other than awards of restricted stock units under the Prior Plan that are granted to Non-Employee Directors on the Effective Date).

(b) To the extent that an Award (or, if granted under the Prior Plan, award) (in each case, other than a Substitute Award or equivalent thereof under the Prior Plan) is cash-settled, canceled, forfeited, expires or otherwise terminates without the issuance to the Participant of the full number of shares of Common Stock to which such Award (or, if granted under the Prior Plan, award) related, the unissued shares will again be available for grant under the Plan. Notwithstanding any provision of the Plan to the contrary, in no event shall (i) shares of Common Stock tendered or withheld in payment of the exercise price of an Option (or, if granted under the Prior Plan, option), (ii) shares of Common Stock tendered or withheld in payment of any tax withholding obligations with respect to an Award (or, if granted under the Prior Plan, award), (iii) shares of Common Stock not issued upon the settlement of a Stock Appreciation Right (or, if granted under the Prior Plan, stock appreciation right) that settles in shares of Common Stock or (iv) shares of Common Stock purchased on the open market with cash proceeds from the exercise of Options or SARs (or, if granted under the Prior Plan, options or stock appreciation rights), again become available for grant under the Plan. Any shares of Common Stock received by a Participant in connection with the exercise of an Option or SAR that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a). Any Award under the Plan settled in cash shall not be counted against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a). Any dividend equivalents distributed under the Plan shall not be counted against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a).

(c) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a); provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(d) Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.2    Non-Employee Director Limitations. During a single fiscal year of the Company, the number of shares of Common Stock subject to Awards that may be granted to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director (in each case, in respect of such Non-Employee Director’s service as a member of the Board during such fiscal year), shall not exceed a total value of U.S. $640,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.3    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan that are payable in shares of Common Stock shall vest no earlier than the first anniversary of the date on which the Award was granted; provided, that the foregoing minimum vesting requirement does not apply to: (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash-based obligations, (iii) Awards granted to Non-Employee Directors that are not covered by clause (ii) above and that vest on the earlier of the one-year anniversary of the date on which the Award was granted and the next annual meeting of stockholders that occurs at least 50 weeks after the prior year’s annual meeting of stockholders and (iv) Awards with respect to a maximum of 5% of the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a) (subject to adjustment under Article V). Notwithstanding the foregoing minimum vesting requirement, the Committee may, in its discretion, provide for accelerated vesting or exercisability of an Award, in connection with a Participant’s retirement, death, Disability or in connection with or following a Change in Control, in the terms of an Award Agreement or otherwise.

ARTICLE V
CORPORATE EVENTS

5.1    No Restrictions. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

5.2    Changes. Subject to the provisions of Section 5.4, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 5.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, (iii) the purchase price thereof and/or (iv) any applicable performance measures, shall be appropriately adjusted. In addition, subject to Section 5.4, if there shall occur any change in the capital structure or the business of the Company that is not a Section 5.2 Event (an “Other Extraordinary Event”), including by reason of any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Article V shall be consistent with the applicable Section 5.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Article V or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 5.2 Event or any Other Extraordinary Event.

5.3    Fractional Shares; Notice. Any adjustment in Awards pursuant to Section 5.1 or 5.2 may provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares eliminated in accordance with any adjustment. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

5.4    Change in Control.

(a) In the event that there is a Change in Control, and except as otherwise provided by the Committee in an Award Agreement, outstanding Awards shall be subject to the applicable transaction agreement. Such transaction agreement may provide, without limitation, subject to the consummation of the applicable transaction: for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent; for the continuation of the outstanding Awards by the Company (if the Company is a surviving corporation); for accelerated vesting and, if applicable, exercisability of, or lapse of restrictions on, outstanding Awards; or for the cancellation of outstanding Awards with consideration or, solely in the case of an underwater Option or Stock Appreciation Right, without consideration, in all cases, without the consent of the Participant. Outstanding Awards do not have to be uniformly treated the same way under the transaction agreement.

(b) In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 5.4(a), the Committee in its discretion may provide that some or all Awards shall vest and, if applicable, become exercisable or the restrictions on such Awards shall lapse as of immediately before such Change in Control. For the avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share of Common Stock and any exercise price).

(c) Prior to any payment with respect to an assumption, substitution or continuation of any Awards contemplated under this Section 5.4, the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to avoid subjecting the applicable Award to adverse tax consequences under Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Unless otherwise provided by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any 12-month period, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(iii) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (ii), (iv) or (v) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iv) the consummation of a merger or consolidation of the Company or a direct or indirect subsidiary of the Company with any other company, other than a merger or consolidation which would result in either the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (ii) and (iii)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(v) the consummation of a sale or disposition of assets of the Company and/or its direct and indirect subsidiaries having a value constituting at least 40% of the total gross fair market value of all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis) immediately prior to such transaction, other than the sale or disposition of all or substantially all of the assets of the Company or a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE VI
ELIGIBILITY

6.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

6.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

6.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VII
STOCK OPTIONS

7.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

7.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

7.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

7.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant, except in the case of Substitute Awards.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years. Notwithstanding the foregoing, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, if, on the date on which the Option is scheduled to expire, the Participant is subject to a prohibition (either in connection with an underwritten public offering or pursuant to a Company-imposed blackout period designed to prevent trading on the basis of non-public information) against the resale of the Common Stock that would be acquired upon exercise of the Option, the expiration of the Option shall be deferred to the thirtieth (30th) day after the lifting of such prohibition.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the applicable Award Agreement at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable without consideration to a Family Member or such other Person or entity in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member or such other Person or entity, as applicable, pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death and Disability. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, following a termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Termination. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 7.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise provided by the Committee in the applicable Award Agreement or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 7.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not cause the Stock Options to be characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, except as provided in Sections 5.2, 5.4 and 7.4(o), the Committee may not without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law (i) lower the exercise of a Stock Option after it is granted, or take any other action with the effect of repricing a Stock Option after it is granted, or (ii) cancel a Stock Option in exchange for cash or another Award.

(m) Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences thereunder.

(n) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article IX and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o) Cashing-Out of Stock Options. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares for which an Option is being exercised by paying the optionee an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the exercise price multiplied by the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(p) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.5. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

8.1    Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

8.2    Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the exercise price of the Reference Stock Option.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise provided by the Committee in the applicable Award Agreement, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VII, and shall be subject to the provisions of Section 7.4(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 8.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock over the

Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 7.4(e).

8.3    Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

8.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant, except in the case of Substitute Awards.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted. Notwithstanding the foregoing, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, if, on the date on which the SAR is scheduled to expire, the Participant is subject to a prohibition (either in connection with an underwritten public offering or pursuant to a Company-imposed blackout period designed to prevent trading on the basis of non-public information) against the resale of the Common Stock that would be acquired upon exercise of the SAR, the expiration of the SAR shall be deferred to the thirtieth (30) day after the lifting of such prohibition.

(c) Exercisability. In accordance with the provisions of this Section 8.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 8.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 7.4(f) through 7.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

8.5    Limited Stock Appreciation Rights. The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, an amount equal to the amount (i) set forth in Section 8.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 8.4(e) with respect to Non-Tandem Stock Appreciation Rights.

8.6    Form, Modification, Extension and Renewal of SARs. Subject to the terms and conditions and within the limitations of the Plan, SARs shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding SARs granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not cause the SARs to be characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding SARs (to the extent not theretofore exercised) and authorize the granting of new SARs in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, except as provided in Sections 5.2, 5.4 and 8.8, the Committee may not without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law (i) lower the base price of a SAR after it is granted, or take any other action with the effect of repricing a SAR after it is granted, or (ii) cancel a SAR in exchange for cash or another Award.

8.7    Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of cash or Common Stock acquired pursuant to a Participant’s exercise of a SAR in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

8.8    Cashing-Out of SARs. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares underlying a SAR by paying the holder an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the base price multiplied by the number of shares of Common Stock for which the SAR is being exercised on the effective date of such cash-out.

8.9    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.5. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE IX
RESTRICTED STOCK

9.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the consideration to be paid by the Participant (subject to Section 9.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine.

9.2    Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Consideration. The consideration received for a share of Restricted Stock shall be at least equal to its Fair Market Value on the date such share is issued to a Participant. Subject to Section 4.1(d) and except as otherwise determined by the Committee, the consideration for shares of Restricted Stock granted to a Participant shall be deemed paid by such Participant based on the prior services rendered by such Participant to the Company and its Affiliates, and, if such prior services are not deemed sufficient consideration by the Committee, then the balance of such consideration, in an amount by the Committee, shall be paid to the Company by such Participant in cash (by check or wire transfer).

(b) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Unless otherwise determined by the Committee in the applicable Award Agreement or another legend is adopted by the Committee, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Masonite International Corporation (the “Company”) 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

9.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i)    The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 9.3(a)(ii) and/or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)    If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b) Rights as a Stockholder. Except as provided in Section 9.3(a) and this Section 9.3(b) or as otherwise provided by the Committee in the applicable Award Agreement at the time of grant, the Participant shall generally have, with respect to the shares of Restricted Stock, the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Dividends (if any) with respect to the Restricted Stock shall be withheld by the Company and remain subject to vesting requirements to the same extent as the applicable Restricted Stock and shall be paid only at the time or times the vesting requirements are satisfied.

(c) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited (or repurchased by the Company for the cash amount, if any, paid by a Participant to acquire such Restricted Stock) in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

(e) Deferred Delivery. The Committee may in its discretion permit Participants to defer Restricted Stock Awards in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

ARTICLE X
PERFORMANCE AWARDS

10.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article IX. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as provided by the Committee in the applicable Award Agreement at the time of grant. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

10.2    Terms and Conditions. Performance Awards awarded pursuant to this Article X shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Payment. Following the Committee’s determination in accordance with Section 10.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(d) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(e) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

(f) Deferred Delivery. The Committee may in its discretion permit Participants to defer Performance Awards in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

ARTICLE XI
OTHER STOCK BASED AWARDS (INCLUDING RESTRICTED STOCK UNITS)
AND CASH BASED AWARDS

11.1    Other Stock-Based Awards (Restricted Stock Units). The Committee is authorized to grant to Eligible Individuals Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, restricted stock units, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine.

11.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Vesting. Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement.

(c) Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced, as determined by the Committee.

(d) Deferred Delivery. The Committee may in its discretion permit Participants to defer any Award granted under this Article XI in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

11.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

12.1    Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that, (A) without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Article V); (ii) increase the Non-Employee Director limitations for a fiscal year under Section 4.2 (except by operation of Article V); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 7.4; and (B) at any time without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) except in accordance with Sections 5.2, 5.4, 7.4(o) or 8.8, award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award or cancel any Stock Option or Stock Appreciation Right in exchange for cash or another Award; (ii) amend Sections 7.4(l) or 8.6 of the Plan or clause (i) of this Section 12.1(B) to eliminate the requirement relating to stockholder approval; or (iii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 422 of the Code, to the extent applicable to Incentive Stock Options. Following the Effective Date, in no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of British Columbia to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

14.1    Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends or dividend equivalents shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall be paid only at the time or times that such vesting requirements are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

14.2    Legend. The Committee may require each Person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.3    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.4    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.5    Withholding of Taxes.

(a) General. As a condition to the issuance, vesting, exercise or settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), an amount sufficient to satisfy the minimum amount of any federal, provincial, state, local and foreign tax withholdings of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such shares of Common Stock.

(b) Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 14.5(a), in the event the shares of Common Stock are not listed for trading on an established securities exchange on the date an Award is issued, vests, exercised or settled then the Company shall, at the request of the Participant, deduct or withhold shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, provincial, state, local and foreign tax withholdings of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award.

(c) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations, in each case up to the maximum statutory rates, in connection with an Award by (a) paying cash, (b) having the Company withhold otherwise deliverable shares, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the tax withholding obligations, or (d) any combination of the foregoing.

14.6    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to Transfer an Award without consideration, subject to such terms and conditions as the Committee shall specify.

14.7    Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.8    Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.9    Governing Law. Unless otherwise provided by the Committee in the applicable Award Agreement, the Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

14.10    Jurisdiction; Waiver of Jury Trial. Unless otherwise provided by the Committee in the applicable Award Agreement, any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Florida or the United States District Court for the Middle District of Florida and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Florida, the court of the United States of America for the Middle District of Florida, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Florida State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Florida.

14.11    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.12    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.13    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.14    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.15    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.16    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.17    Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding adverse tax consequences under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any affiliate of the Company shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary or other party) harmless from any or all of such taxes or penalties. With respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “nonqualified deferred compensation” within the meaning of Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The exchange of a Substitute Award for a prior award is intended to qualify as an option substitute under Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and will be construed accordingly.

14.18    Section 83(i) Election Not Permitted. No Participant shall be permitted to make an election under Section 83(i) of the Code with respect to any shares of Common Stock issued pursuant to Awards.

14.19    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.20    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.21    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.22    Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock‑Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock‑Up Period.

14.23    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.24    Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant in effect on the date of grant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.25    Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

ARTICLE XV
EFFECTIVE DATE OF PLAN

The Board adopted the Plan effective as of March 10, 2021. The Plan shall become effective on the date of its approval by the stockholders of the Company (the “Effective Date”) if such stockholder approval occurs before the first anniversary of the date of its adoption by the Board.

ARTICLE XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan before the Effective Date or on or after the tenth anniversary of the date that the Plan is adopted by the Board, but Awards granted after the Effective Date but prior to such tenth anniversary may extend beyond that period.

ARTICLE XVII
NAME OF PLAN

The Plan shall be known as the “Masonite International Corporation 2021 Omnibus Incentive Plan.”

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MASONITE INTERNATIONAL CORPORATION

May 13, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030300300000000000 1 051321

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If this form is signed and returned and no specifications are indicated, the undersigned authorizes the proxies to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the undersigned authorizes the proxies to vote in their discretion on any other matters that may be presented for a vote at the meeting and at any adjournments or postponements.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MASONITE INTERNATIONAL CORPORATION

Proxy for Annual General Meeting of Shareholders on May 13, 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert E. Lewis, Russell T. Tiejema and Howard C. Heckes, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Masonite International Corporation, which will be held on May 13, 2021 at the hour of 9:00 a.m. (Eastern Time), and at any adjournments or postponements thereof, as indicated by the undersigned on the reverse side of this form. If this form is signed and returned and no specifications are indicated, the undersigned authorizes the proxies to vote as recommended by the Board of Directors. **In either case, if this form is signed and returned, the undersigned authorizes the proxies to vote in their discretion on any other matters that may be presented for a vote at the meeting and at any adjournments or postponements.**

(Continued and to be signed on the reverse side)

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